PEACE ARCH LA, INC.

MARINA TOWERS – NORTH

TABLE OF CONTENTS

LEASE

1.

BASIC LEASE PROVISIONS

1

2.

TERM

3

3.

BASIC MONTHLY RENT

4

4.

TAX RENT

4

5.

OPERATING EXPENSE RENT

5

6.

CAPITAL EXPENSE RENT

9

7.

SECURITY DEPOSIT

10

8.

USE

11

9.

UTILITIES & SERVICES

11

10.

PARKING

12

11.

REPAIR

13

12.

CONDITION OF PREMISES

13

13.

ENTRY BY LANDLORD

14

14.

ALTERATIONS

14

15.

HAZARDOUS MATERIALS

15

16.

LIENS

16

17.

BROKERS

16

18.

INSURANCE

16

19.

INDEMNITY

17

20.

DAMAGE & DESTRUCTION

18

21.

EMINENT DOMAIN

19

22.

INTERRUPTION OF USE

19

23.

SUBORDINATION

20

24.

ESTOPPEL CERTIFICATE

21

25.

BUILDING PLANNING

21

26.

TENANT TRANSFERS

22

27.

BANKRUPTCY & INVOLUNTARY ASSIGNMENT

24

28.

FINANCIAL STATEMENTS

24

29.

HOLDING OVER

25

30.

DEFAULT

25

31.

REMEDIES

26

32.

ATTORNEYS’ FEES

26

33.

WAIVER OF JURY TRIAL

26

i

34.

NOTICE

27

35.

MISCELLANOUS

27

36.

OPTION TO RENEW

29

EXHIBIT A – LOCATION PLAN

EXHIBIT B – LEGAL DESCRIPTION

EXHIBIT C – RULES AND REGULATIONS

EXHIBIT D – NOTICE OF ACM

EXHIBIT E – WORK LETTER

ii

LEASE

Landlord hereby leases to Tenant the Premises, together with the nonexclusive right to use the Common Areas, upon and subject to the following terms, covenants and conditions:

1.

BASIC LEASE PROVISIONS

1.1

For purposes of this Lease, these certain provisions are defined as follows:

(a)	Date:	November 21, 2006.
(b)	Landlord:	Marina Airport Building, Ltd., a California limited partnership.
(c)	Tenant	Peace Arch LA, Inc., a California corporation.
(d)	Building:	4640 Admiralty Way, Marina Del Rey, California, deemed to contain:
		184, 540 RSF
(e)	Premises:	Suite 710, located on the 7th floor of the Building and deemed to contain: 4,192 RSF
(f)	Use:	General administrative non-governmental office use consistent with that of a first-class office building.
(g)	Scheduled Term:	Sixty-one (61) months, plus one Renewal Option, as set forth in Article 36.
(h)	Scheduled Commencement Date:	November 1, 2006
(i)	Basic Monthly Rent:	The following amounts, payable in accordance with Article 3:
	Months	Basic Monthly Rent	Basic Monthly Rent/RSF	Basic Annual Rent	Basic Annual Rent/RSF
	1 – 12	$11,318.40	$2.70	$135,820.80	$32.40
	13 – 24	$11,657.25	$2.78	$139,887.04	$33.37
	25 – 36	$12,006.59	$2.86	$144,079.04	$34.37
	37 – 48	$12,366.40	$2.95	$148,396.80	$35.40
	49 – 61	$12,740.19	$3.04	$152,882.24	$36.47

It is provided that if Tenant is not in default, no Basic Monthly Rent or charges for Tenant’s Parking Allotment shall be due for month 1 (the “Abatement Period”), provided further that Tenant shall pay any charges for extra utilities and services, Late Charges, and all other amounts due under this Lease during the Abatement Period.

(j)	Proportional Share:	2.27%
(k)	Base Year:	The calendar year 2007.
(l)	Initial Deposit:	$12,740.19
(m)	Procuring Broker:	Studley, Inc.
(n)	Parking Allotment:	12 passes, 2 of which shall be for reserved spaces.
(o)	Liability Limit:	$2 million for any one accident or occurrence.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

(p)	Business Hours:	8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m. on Saturdays excepting holidays generally recognized in the State of California.
(q)	Construction Allowance:	$107,300.00
(r)	Notice Address for Landlord:	Marina Airport Building, Ltd. 601 South Figueroa Street, Suite 2650 Los Angeles, California 90017 Attention: Vice President
With a copy to: Marina Airport Building, Ltd. 4640 Admiralty Way, Suite 701 Marina del Rey, California 90292 Attention: Property Manager
(s) (t)	Rent Payment Address: Notice Address for Tenant:

Please send all rent payments to:

Marina Airport Building, Ltd.

Marina Building File 50181

Los Angeles, California 90074-0181

(Prior to occupancy):

Peace Arch

228 Main Street, Suite 14

Venice Beach, California 90291

Attention: John Flock

With a copy to:

Advisors LLP

11911 San Vicente Boulevard, Suite 206

Los Angeles, California 90049

Attention: Robert Plotkowski

(Following occupancy):

Peace Arch

4640 Admiralty Way, Suite 710

Marina del Rey, California 90292

Attention: John Flock

With a copy to:

Advisors LLP

11911 San Vicente Boulevard, Suite 206

Los Angeles, California 90049

Attention: Robert Plotkowski

1.2

Land means the site upon which the Building, Common Areas and other related improvements, facilities, service areas and equipment are located (as legally described in Exhibit B attached hereto).

1.3

Common Areas means those interior and exterior portions of the Building and such other areas, facilities and equipment serving the Building, that are designated by Landlord for the common use or benefit of tenants, tenants’ employees, customers and invitees, and/or members of the general public.  Such areas, facilities and equipment includes, without limitation:  entrances; exits; lobbies; elevators; stairways; corridors; passageways; public washrooms; parking

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

facilities; loading areas; plazas; private sidewalks; landscaped areas; walkways; mechanical, electrical and telephone rooms; utilities and related facilities; electrical, mechanical, sprinkler, fire detection or prevention equipment, security equipment, and related facilities; duct shafts; operating, maintenance and storage areas; and service areas, equipment and facilities.

1.4

Leasehold Improvements means all non-structural improvements in and to the Premises, including, without limitation:  partitions within the interior of the Premises and the interior one-half of partitioning demising the Premises from adjacent premises (whether slab-to-slab, ceiling-height or a lesser height), and the fixtures, doors, interior windows, openings and finishes installed therein or thereon; the interior drywall on exterior walls and partitions demising the Premises from Common Areas; cabinetry, railings, paneling, and woodwork; integrated ceiling systems (including grid, panels and lighting); carpeting and other floor finishes; kitchen facilities (including sinks, appliances and other fixtures) or other similar facilities; rest rooms located within and intended to exclusively serve the Premises (including showers, toilets, basins and other fixtures); the components of the mechanical, heating, ventilation, air-conditioning, electrical, fire/life safety and plumbing systems (collectively “Mechanical Systems”) from the common point of distribution on the floor for each such system to and throughout the Premises; any Mechanical Systems or intra-Building telephone network cabling that are independent of the base-Building Mechanical Systems and exclusively serve the Premises (whether or not such system is contained entirely within the Premises); and, Alterations that Landlord has not required Tenant to remove as a condition of making such Alterations.  The Leasehold Improvements include all of the foregoing improvements in or to the Premises regardless of whether such improvements either:  existed in the Premises prior to Tenant’s having entered into this Lease; were paid for by either Landlord or Tenant (or a prior tenant); were installed by either Tenant or Landlord as a condition of this Lease; were installed by Landlord during the Term of this Lease to comply with the requirements or directives of a government, quasi-government or regulatory agency or authority; were installed by Landlord during the Term of this Lease with the intent of reducing Operating Expenses; were installed by Landlord during the Term of this Lease to maintain the quality, integrity and/or character of the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto; or, were installed by Tenant as an Alteration.

2.

TERM

2.1

The  “Commencement Date” of this Lease is that date that is the earlier of:

(a)

The date that Tenant first occupies the Premises for the conduct of business; or

(b)

The later of:

(1)

The Scheduled Commencement Date; or

(2)

The date that the tenant improvements (the “Tenant Improvements”) required to be constructed by Landlord as Landlord’s Work (if any) pursuant to the Work Letter attached hereto as Exhibit E (the “Work Letter”) are substantially complete (or would have been substantially complete had Tenant Delay [defined in addenda hereto] not taken place) and Tenant has been provided the opportunity to move into the Premises over a weekend.

The terms “substantially complete”, and “substantial completion” mean the availability of the Premises for the use and occupancy of Tenant, evidenced by the installation of all permanent Tenant Improvements, if any, required to be installed by Landlord.  Subject to subparagraph (2), above, the Premises will be deemed substantially complete regardless of Tenant’s completion of installation of Tenant’s trade fixtures, work stations, furnishings, and telephone, communication or computer systems.

2.2

The “Initial Term” of this Lease will commence on the Commencement Date and continue for the Scheduled Term, plus so many additional days as are necessary such that the Lease terminates on the last day of a calendar month (the “Termination Date”), unless sooner terminated as otherwise provided herein.  The “Term” of this Lease will include the Initial Term and any other period of Tenant’s occupancy resulting either from Tenant’s holding over with Landlord’s consent (pursuant to §29.2), or from Tenant’s exercise of an express option to renew, re-lease or extend the Term, or other express agreement to extend the Term, all made in accordance with this Lease (or a modification or addendum thereto made in accordance with this Lease).  Unless expressly stated to the contrary herein, any and all references herein to

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

“months” during the Term means full calendar months of the Term, beginning the Commencement Date (if the Commencement Date is the first day of a calendar month) or the first day of the first full calendar month after the Commencement Date (if the Commencement Date is not the first day of a calendar month).

2.3

After Landlord tenders possession of the Premises to Tenant, Landlord will notify Tenant of the Commencement Date by means of a Notice of Lease Term Commencement Date (“NLT”).  If Tenant agrees with the Commencement Date set forth in the NLT, then Tenant will acknowledge the same by executing and returning the NLT to Landlord within 7 days after receipt of the NLT; otherwise, Tenant will notify Landlord of Tenant’s objection to the Commencement Date, setting forth a reasonable basis therefor, within such 7 day period.  If Tenant fails to either timely object to the Commencement Date or specify a reasonable basis therefor, then the Commencement Date as specified in the NLT will be deemed conclusive as between Landlord and Tenant.

3.

BASIC MONTHLY RENT

3.1

The first installment of Basic Monthly Rent is due on or before the execution of this Lease.  All other installments of Basic Monthly Rent are payable in advance on the first day of each calendar month, together with any monthly installments of estimated Tax Rent, Operating Expense Rent and Capital Expense Rent (collectively “Total Monthly Rent”).  Except as provided in Article 29, if the Commencement Date is not the first day of the calendar month or the Termination Date is not the last day of the calendar month, then Total Monthly Rent will be prorated based upon a 30 day month.

3.2

All amounts due or relating to Tenant’s occupancy under this Lease, other than Total Monthly Rent, are due and payable within 10 days of receipt of Landlord’s invoice for same.  Such amounts include, without limitation:  annual reconciliations and retroactive charges of Tax Rent, Operating Expense Rent or Capital Expense Rent; Orders for Extra Work; charges for extra utilities and services; and Late Charges (collectively “Additional Rent”).  All amounts due under this Lease or relating to Tenant’s occupancy are deemed to be rent, receivable as such, and subject to all remedies of Landlord for nonpayment of rent.  Tenant’s obligation to pay all amounts owing under this Lease will survive Tenant’s relinquishment of possession to Landlord, or the expiration or early termination of this Lease.

3.3

Tenant agrees that Tenant’s late payment of any sum due under this Lease will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is impracticable or extremely difficult to fix.  Therefore, if all or any portion of any installment of Total Monthly Rent is not received by Landlord by the 5th day of the month in which it is due more than once in any calendar year, or if all or any portion of any item of Additional Rent is not received by Landlord when due pursuant to §3.2, then Tenant will pay to Landlord a “Late Charge” of 5% of the overdue amount.  Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any late payment by Tenant.  Landlord’s acceptance of a Late Charge does not waive Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or pursuant to law.  The Late Charge is in addition to, and not in lieu of, any interest that may accrue pursuant to §35.11 of this Lease.

3.4

All amounts due Landlord will be paid by Tenant, without deduction or offset except as expressly provided in this Lease, in lawful money of the United States of America that is legal tender at the time of payment.  Payments will be made at the office of Landlord or to such other person or at such other place as Landlord notifies Tenant.  Landlord reserves the right to require that payments be made by certified check or cash.  No receipt by Landlord of an amount less than the full amount due will be deemed to be other than a payment on account, and no endorsement or statement on any check or any accompanying writing effect or evidence an accord and satisfaction; and, Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other right or remedy of Landlord.

4.

TAX RENT

4.1

For each successive calendar year of the Term after the Base Year (“Comparison Year”), Tenant will pay to Landlord “Tax Rent,” which is the Proportional Share of the amount, if any, that the aggregate annual Property Taxes for the Comparison Year exceeds the Property Taxes for the Base Year.  Tax Rent is payable in the manner set forth in §4.3.  If this Lease terminates on a day other than the last day of the Comparison Year, then Tax Rent for the Comparison Year will be prorated.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

4.2

“Property Taxes” is defined for purposes of this Lease as:  all costs and expenses that Landlord or Landlord’s managing agent has incurred or will incur for real and personal property taxes, or any other assessments upon Landlord’s legal or equitable interest in the Land, Building, Common Areas and all or any related facilities and improvements (including, without limitation, leasehold taxes or other taxes or assessments levied in lieu thereof or in addition thereto), whether imposed by a government authority or agency, or by a special assessment district; any taxes resulting from a reassessment of the Building occasioned by any cause whatsoever, including, without limitation, any reassessment resulting from a conveyance of Landlord’s interest in the Land, Building or Common Areas (whether or not such transfer occurs before or after the Commencement Date), or by the determination by a court that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid in whole or in part; any non-progressive tax on or measured with respect to gross receipts from the rental of space in the Building; any user fees or charges assessed for any government services that were provided without cost prior to the imposition of Proposition 13; any assessment, tax, fee, charge or levy for any transportation plan, fund or system within the general geographic area of the Building; and, any reasonable out-of-pocket expenses of Landlord in contesting any of the foregoing or the assessed valuation of the Land, Building or Common Areas.  Notwithstanding the foregoing, the definition of “Property Taxes” excludes any net income, franchise, capital stock, estate or inheritance taxes.  Notwithstanding the foregoing, in the event that in a Comparison Year Landlord incurs any tax on or measured with respect to gross receipts from the rental of space in the Building which tax did not exist in the Base Year, in calculating Tax Rent for such Comparison Year, Property Taxes for the Base Year shall be increased by the amounts that Landlord reasonably determines that Landlord would have incurred during the Base Year with respect to such tax on or measured by gross receipts had the same been included in Property Taxes during the entire Base Year.

4.3

As soon as practical after the beginning of each Comparison Year, Landlord will provide Tenant with Landlord’s estimate of Property Taxes and Tax Rent for the Comparison Year.  During the Comparison Year, Tenant will pay Landlord’s estimated Tax Rent in equal monthly installments on the first day of each month.  If the estimated Tax Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant will continue to pay the monthly installments for the prior Comparison Year, if any, and will retroactively pay any underpayment of estimated Tax Rent payable for the period from the beginning of the Comparison Year until the estimate was provided.  As soon as practical after the end of each Comparison Year, Landlord will determine the Property Taxes incurred in the Comparison Year.  If Tenant has underpaid its Tax Rent for the Comparison Year, then Tenant will pay to Landlord the full amount of such deficiency as Additional Rent.  If Tenant has overpaid its Tax Rent for the Comparison Year, then Landlord will either credit the overpayment toward Tenant’s next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within 30 days of determination.

4.4

If the value of the improvements in the Premises (regardless of whether such improvements were installed or paid for by Landlord or Tenant, or have been affixed to the real property to become a part thereof) exceed Forty Dollars ($40.00) per RSF of the Premises, then Tenant will pay to Landlord as Additional Rent all Property Taxes levied on such excess value.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining such excess value, then such records will be binding on Landlord and Tenant; otherwise, the actual cost of construction will be determinative.

4.5

Tenant will directly pay the taxing authority any tax levied against the personal property or trade fixtures of Tenant in or about the Premises.  If Tenant fails to pay such tax before delinquency, then Landlord may pay such tax on behalf of Tenant, and the amount paid will constitute Additional Rent due Landlord.

4.6

The calculation and payment of Tax Rent is separate, distinct and will not be affected by the calculation and payment of either Basic Monthly Rent, Operating Expense Rent or Capital Expense Rent.  Any item of cost or expense included as Property Taxes will not be included as either Operating Expenses or Capital Expenses.

5.

OPERATING EXPENSE RENT

5.1

For each Comparison Year, Tenant will pay to Landlord “Operating Expense Rent,” which is the Proportional Share of the amount, if any, that the aggregate annual Operating Expenses for the Comparison Year exceeds the Operating Expenses for the Base Year.  Operating Expense Rent is payable in the manner set forth in §5.4.  If this Lease terminates on a day other than the last day of the Comparison Year, then Operating Expense Rent for the Comparison Year will be prorated.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

5.2

“Operating Expenses” is defined for purposes of this Lease as all costs and expenses, calculated as if the Building is 100% occupied and all services were provided to the entire Building, that Landlord or Landlord’s managing agent has incurred in the operation, maintenance, repair, improvement, management and administration of the Land, Building and Common Areas, plus a management fee equal to 4.5% of gross Building and Common Areas revenue.

5.3

“Operating Expenses” includes, without limitation, costs and expenses for:  all wages, salaries, benefits, payroll taxes, other similar government charges and other direct costs of personnel rendering services to the Building, whether or not situated in the Building, including, without limitation, Building managers and their assistants and supervisors, clerical, accounting, and technical services personnel; utility charges and surcharges; janitorial, mechanical, security, landscaping, elevator, waste disposal, alarm maintenance and other Building services; parking facility operation, maintenance and management; labor; lighting; fire/life safety systems; intra-Building telephone network cabling; air-conditioning; heating; ventilating; water and sewage charges; supplies; materials; tools; equipment; uniforms; operation, maintenance and repair of systems and facilities; structural and non-structural repair; business licenses or similar licenses or taxes; insurance premiums, deductibles and related charges, whether required pursuant to this Lease or by any lienholder or encumbrancer; professional fees and other expenses; and the expenses of maintaining a Building management office, with rent imputed at Landlord’s scheduled rate for the building containing the office.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)

Any ground lease rental;

(b)

Without affecting the definition of Capital Expenses under Article 6, costs of repairs, replacements, improvements and equipment required to be capitalized under generally accepted accounting principles consistently applied (or otherwise) (“Capital Items”), except as expressly provided herein;

(c)

Without affecting the definition of Capital Expenses under Article 6, rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item;

(d)

Without affecting the definition of Capital Expenses under Article 6, costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds, and costs of all Capital Items, regardless of whether such repairs are covered by insurance;

(e)

Costs, including permit, license and inspection costs, incurred to install tenant or other occupants' improvements in the Building or incurred to renovate or otherwise improve, decorate, paint or redecorate vacant space for tenants or other occupants of the Building;

(f)

Depreciation, amortization and interest payments, except as expressly provided herein;

(g)

Marketing costs including, without limitation, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(h)

Costs incurred by Landlord to provide services or other benefits which are not offered to Tenant or for which Tenant is charged for directly, but which are provided to another tenant or occupant of the Building free of change;

(i)

Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis, excepting management fees;

(j)

Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building, excepting in connection with the leasing of equipment permitted under (c), above;

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

(k)

Landlord's general corporate overhead and general and administrative expenses;

(l)

Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (excepting the parking facility, if operated directly by Landlord);

(m)

Advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

(n)

The cost of any electric power for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or submetered and pays Landlord directly, provided, however, that if any tenant in the Building contracts directly for electric power service or a tenant’s entire premises is separately metered or submetered during any portion of the relevant period (as opposed to the metering or submetering of special facilities or equipment), the total electric power costs for the Building shall be "grossed up" to reflect what those costs would have been had each tenant in the Building used the Building-standard amount of electric power;

(o)

Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(p)

Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs to remove, manage, or abate hazardous materials or substances (as defined by applicable laws in effect as of the date of this Lease) in or about the Building including, without limitation, hazardous substances in the ground water or soil, unless placed in the Premises or Building by Tenant;

(r)

Costs arising from Landlord’s charitable or political contributions;

(s)

Costs of purchasing or leasing sculpture, paintings or other objects of art;

(t)

Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants;

(u)

Costs incurred in removing and storing the property of former tenants or occupants of the Building;

(v)

Costs incurred by Landlord in connection with rooftop communications equipment of Landlord or other persons, tenants or occupants on the Building;

(w)

Premiums for insurance to the extent Landlord is reimbursed for some or all of such premiums as a result of any reduction in insurance premium costs during a calendar year when the higher premium shall have been included in Operating Expenses;

(x)

The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager;

(y)

Any costs expressly excluded from Operating Expenses elsewhere in this Lease;

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

(z)

Costs incurred due to Landlord’s violation of laws or any provision of this Lease, but only to the extent that such costs exceed the cost that Landlord would have incurred to voluntarily comply with the law or lease; and

(aa)

The entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates.

Notwithstanding the foregoing, if in a Comparison Year Landlord incurs expenses for services which were not provided or for a category of expense that did not exist in the Base Year, in calculating Operating Expense Rent for such Comparison Year, Operating Expenses for the Base Year shall be increased by the amounts that Landlord reasonably determines that Landlord would have incurred during the Base Year with respect to such expenses had these new services, products or category of liability been included in Operating Expenses during the entire Base Year.

5.4

As soon as practical after the beginning of each Comparison Year, Landlord will provide Tenant with Landlord’s estimate of Operating Expenses and Operating Expense Rent for the Comparison Year.  During the Comparison Year, Tenant will pay Landlord’s estimated Operating Expense Rent in equal monthly installments on the first day of each month.  If the estimated Operating Expense Rent for the Comparison Year is not determined until after the beginning of the Comparison Year, then Tenant will continue to pay the monthly installments for the prior Comparison Year, if any, and will retroactively pay any underpayment of estimated Operating Expense Rent payable for the period from the beginning of the Comparison Year until the estimate was provided.  As soon as practical after the end of each Comparison Year, Landlord will determine the Operating Expenses incurred in the Comparison Year and provide Tenant with a statement of Operating Expense Rent, detailed to show the amount incurred in each major category of Operating Expenses for the Comparison Year.  If Tenant has underpaid its Operating Expense Rent for the Comparison Year, then Tenant will pay to Landlord the full amount of such deficiency as Additional Rent.  If Tenant has overpaid its Operating Expense Rent for the Comparison Year, then Landlord will either credit the overpayment toward Tenant’s next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within 30 days of determination.

5.5

The calculation and payment of Operating Expense Rent is separate, distinct and will not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent or Capital Expense Rent.  Any item of cost or expense included as Operating Expenses will not be included as either Property Taxes or Capital Expenses.

5.6

Right to Audit.  Each calendar year that Operating Expense Rent, Tax Rent or Capital Expense Rent (collectively “Escalations”) is payable by Tenant, Tenant may audit Landlord’s calculation of Escalations on the following terms and conditions:

(a)

Procedure for Review.

(1)

To exercise this right to audit Escalations for a calendar year, Tenant must notify Landlord in writing (“Audit Notice”) of Tenant’s election to audit within 120 days after Landlord gives Tenant the annual statement of Escalations for that calendar year.

(2)

The audit will take place where Landlord’s accounting of Escalations is performed (which shall be in a major U.S. city or metropolitan area) at a time mutually convenient to Landlord and Tenant within 60 days after Tenant gives Landlord the Audit Notice, provided that Landlord shall make available to Tenant at Landlord’s offices in the County of Los Angeles, California, those accounting records or portions thereof, which are located in such office.  The portion of the audit taking place in Landlord’s offices will be completed within 10 consecutive business days after commencing (such period to be extended to the extent that accounting records are not made readily available for Tenant’s inspection).  Tenant may not copy or remove any of Landlord’s books or records.

(3)

Tenant may perform the audit with Tenant’s own employees, or may engage a national or regional public accounting firm or other lease auditor to perform the audit that is reasonably acceptable to Landlord (“Tenant’s Auditor”), provided that Landlord shall not be required to accept any Tenant’s Auditor that is a national or regional public accounting firm and does not meet all of the following qualifications:

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

               (A)

Tenant’s Auditor must agree in writing not to solicit any other tenant in the Building or project of which the Building is a part to audit Escalations for the calendar year that is the subject of this audit; and

               (B)

Tenant’s Auditor may not be a tenant of Landlord in the Building or project of which the Building is a part.

(4)

Before commencing any review of Landlord’s books and records, Tenant and Tenant’s Auditor must each agree in writing to keep confidential and not to disclose to any other person Landlord’s books and records that are the subject of review and any negotiation and settlement of any dispute that may arise from the audit.  But, Tenant may disclose the information Tenant is required to keep confidential to the extent reasonably required (A) by law, (B) in a court proceeding or arbitration to resolve any dispute arising out of the audit, or (C) to Tenant’s attorneys, accountants and other professionals related to the performance of the audit or resolution of any dispute arising out of the audit, and that agree in writing to be bound by Tenant’s confidentiality agreement.

(5)

To make a claim for refund of any overpayment of Escalations disclosed by the audit, Tenant must notify Landlord in writing of the claim (“Audit Claim”) within 30 days after completion of Tenant’s Auditor’s review under (2), above.  The Audit Claim must state in reasonable detail the basis for, and calculation of the claim, and further include a copy of any written audit or report furnished to the Tenant.

(6)

Tenant’s failure to timely give Landlord the Audit Notice or Audit Claim, or to otherwise adhere to the procedures set forth above shall constitute:

              (A)

A waiver of Tenant’s right to audit or otherwise dispute Landlord’s calculation of Additional Rent for the applicable calendar year, including any action that Tenant may be entitled to pursue under law; and

              (B)

A full release of Landlord for any claim by Tenant of overpayment of Additional Rent for the applicable calendar year.

             (7)

No subtenant may conduct and audit.  No assignee (except a Permitted Transferee) may conduct an audit of Additional Rent for any part of the Term prior to the calendar year in which the assignment occurred.

             (b)

Tenant’s rights under this Article are at all times conditioned and contingent upon Tenant neither being in default of this Lease (after notice and failure to cure) or delinquent in the payment of Rent (including the Escalations that are the subject of the audit).  No Audit Notice or Audit Claim will be effective if, when given, Tenant is in default of this Lease (after notice and failure to cure) or delinquent in the payment of Rent (including the Escalations that are the subject of the audit).

             (c)

The parties will attempt in good faith to resolve any Audit Claim for a period of not less than 90 days after Tenant gives Landlord the Audit Claim.

6.

CAPITAL EXPENSE RENT

6.1

During the Term, Tenant will pay to Landlord “Capital Expense Rent,” which is the Proportional Share (or any other proportion, in Landlord’s reasonable discretion, that equitably distributes either Capital Expenses or Capital Expense Rent among tenants) of any Capital Expenses incurred during the Term subject to amortization as set forth in §6.5, below.  Capital Expense Rent is payable in the manner set forth in §6.3.  If this Lease commences or terminates on a day other than the first or last day of a calendar year, Capital Expense Rent for the year will be prorated.

6.2

“Capital Expenses” is defined for purposes of this Lease as all costs and expenses that Landlord or Landlord’s managing agent has incurred or will incur (without offset for any revenue derived from any source whatsoever) in

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the making or installation of capital improvements, modifications or additions to the Land, Building, Common Areas and/or the machinery, equipment and facilities related thereto, either:

(a)

Required by directive of an insurer or a government, quasi-government or regulatory agency or authority; pursuant to either (i) a law or statute enacted after the execution of this Lease, or (ii) an interpretation of an existing law or statute, which interpretation is promulgated after the execution of this Lease; or

(b)

Made with the reasonable intent of reducing Operating Expenses; or

(c)

Deemed reasonably necessary by Landlord to protect the health and safety of tenants of the Building or other occupants or users of the Common Areas.

6.3

As soon as practical after the beginning of each calendar year (or the Term, as the case may be), Landlord will provide Tenant with Landlord’s estimate of the Capital Expenses and Capital Expense Rent for the calendar year.  During the calendar year, Tenant will pay Landlord’s estimated Capital Expense Rent in equal monthly installments on the first day of each month.  If the estimated Capital Expense Rent for the calendar year is not determined until after the beginning of the calendar year, then Tenant will continue to pay the monthly installments for the prior calendar year, if any, and will retroactively pay any underpayment of estimated Capital Expense Rent payable for the period from the beginning of the calendar year until the estimate was provided.  As soon as practical after the end of each calendar year, Landlord will determine the Capital Expenses incurred, allocated or amortized in the calendar year.  If Tenant has underpaid its Capital Expense Rent for the calendar year, then Tenant will pay to Landlord the full amount of such deficiency as Additional Rent.  If Tenant has overpaid its Capital Expense Rent for the calendar year, then Landlord will either credit the overpayment toward Tenant’s next installment(s) of Total Monthly Rent or, if this Lease has terminated and Tenant is not in default, refund the overpayment to Tenant within 30 days of determination.

6.4

The calculation and payment of Capital Expense Rent is separate, distinct and will not be affected by the calculation and payment of either Basic Monthly Rent, Tax Rent or Operating Expense Rent.  Any item of cost or expense included as Capital Expenses will not be included as either Property Taxes or Operating Expenses.

6.5

Notwithstanding anything to the contrary contained in Article 6, Capital Expenses and Capital Expense Rent shall be computed and payable as follows:

(a)

Capital Expenses defined in §6.2(a) shall be amortized in equal annual installments, with interest and the “Amortization Rate” (defined below), over the “Useful Life” (defined below).

(b)

Capital Expenses defined in §6.2(b) shall only be included in the computation of Capital Expense Rent to the extent of the savings in Operating Expense reasonably projected by Landlord to result therefrom, and such projected savings shall be amortized in equal annual installments, with interest at the “Amortization Rate” (defined below), over the pay-back period for each such Capital Expense (determined using Landlord’s reasonable good faith projections of the same).

The term “Useful Life” for purposes of this Article 6, means that period of time that the subject capital improvement, modification or addition is reasonably projected by Landlord to be productive or useful, without replacement, for the purpose required and intended at the time of installation, assuming that such capital improvement, modification or addition is repaired and maintained as provided in this Lease and will be subject to the elements of nature or any other condition beyond the reasonable control of Landlord.  “Amortization Rate” means the prime rate of Citibank, N.A. (or a comparable financial institution selected by Landlord), plus 3%.

7.

SECURITY DEPOSIT

7.1

On or before execution of this Lease, Tenant will deposit with Landlord the Initial Deposit.  The Initial Deposit and any other sums deposited with Landlord pursuant to this Article (collectively “Security Deposit”) will be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be

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kept or performed by Tenant.  Landlord is not required to segregate the Security Deposit from its general funds, refund any Security Deposit except as provided in §7.3, or pay Tenant any interest thereon.

7.2

If Tenant defaults on any obligation hereunder beyond applicable notice and cure periods, Landlord may (but is not required to) use, apply or retain all or any part of the Security Deposit for the payment of rent or any other sum in default, or to compensate Landlord for any loss or damage that Landlord has suffered or may suffer due to Tenant’s default.  Tenant will, upon demand, restore any Security Deposit so used, applied or retained to the amount held by Landlord immediately prior thereto.

7.3

If Tenant has fully and faithfully performed every provision of this Lease to be performed by Tenant, then, within 30 days of the later of the termination of this Lease or delivery of possession of the Premises to Landlord, Landlord will return to Tenant (or, at Landlord’s option, the last assignee of Tenant hereunder) any Security Deposit that has not been so used, applied or retained.  Notwithstanding the foregoing, Landlord may retain a reasonable portion of the Security Deposit for a period not to exceed 90 days to secure any remaining obligations of Tenant hereunder (including, without limitation, Tenant’s obligations pursuant to Articles 4, 5 and 6, which Tenant acknowledges cannot be fully ascertained until as soon as practical after the end of the calendar year).  Tenant waives application of the provisions of California Civil Code §1950.7 in respect hereto.

7.4

If Landlord transfers, assigns or conveys its interest in the Premises, then Landlord will be discharged from any liability for the return of Tenant’s Security Deposit, provided Landlord transfers all Security Deposit that has not been used, applied or retained to Landlord’s successor in interest.

8.

USE

8.1

Tenant agrees that the Permitted Use is a material provision of this Lease.  Tenant may use the Premises only for the Permitted Use and will not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.  Any consent by Landlord to a change of use by Tenant does not waive Landlord’s right to withhold its consent to any subsequent proposed change of use.

8.2

Tenant will, at Tenant’s sole cost and expense, comply with all certificates, rules, directives, orders and regulations of any public authority (including Federal, State, County and Municipal authorities) that concern either the Leasehold Improvements or Tenant’s particular use of the Premises.  Tenant will not use or occupy the Building, Common Areas or Premises in violation of any law, certificate of occupancy, or covenant, condition or restriction and will discontinue the violating use upon Landlord’s demand.

8.3

Tenant will not do or permit to be done anything that will invalidate or increase the cost of any insurance policy covering the Land, Building, Common Areas, or equipment, property and facilities therein.  Tenant will comply with all rules, orders, regulations and requirements of any insurance fire rating bureau or any other organization performing a similar function.  Tenant will, upon Landlord’s demand, reimburse Landlord for any additional insurance premium that may be incurred due to Tenant’s failure to comply with this Lease.

8.4

Tenant will not do or permit to be done anything that will constitute a nuisance, or unreasonably obstruct, injure, annoy or unreasonably interfere with the rights of other tenants or occupants of the Building.  The Premises may not be used for lodging, sleeping, improper, unlawful or objectionable purpose.  Tenant may not commit waste.

9.

UTILITIES & SERVICES

9.1

During the Term, Landlord will provide Tenant with:

(a)

24-hour access to the Premises, including automated elevator service;

(b)

Subject to future governmental restrictions, 24 hour electric current for reasonable quantities of standard fluorescent lighting, and receptacles and water for lavatory, galley and drinking purposes;

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(c)

Heat, ventilation, or air conditioning as may be required for the comfortable use and occupation of the Premises during Business Hours;

(d)

Reasonable access and 24 hour use of Landlord’s intra-Building telephone network cabling;

(e)

Janitorial and security services to the extent and during such times as are customary for comparable buildings in the area in which the Building is located;

(f)

24 hour elevator access; and

(g)

Replacement of building standard fluorescent bulbs and lighting fixture ballasts.

9.2

Notwithstanding the provisions of §9.1, Landlord may, provided that Tenant’s use of the Premises during Business Hours is not materially impaired: restrict access to the Premises while making any repairs, alterations or improvements to the Premises, Common Areas or Building; make reasonable nondiscriminatory changes to the access, utilities and services Landlord is obligated to provide hereunder; make such changes in the access, utilities and services Landlord is obligated to provide hereunder as may be reasonable and necessary to comply with any government restriction, requirement or standard relating thereto; or prevent access, or curtail utilities or services to the Land, Building, Common Areas or Premises during any invasion, mob, riot, public excitement or other circumstances rendering such action advisable, in Landlord’s reasonable opinion.

9.3

If Tenant either:

(a)

Requires or uses more utilities or services than generally used by other tenants in the Building;

(b)

Requires utilities or services that are not generally provided to the Building during non-Business Hours (except as provided in Section 9.1); or

(c)

Has special water, electric, cooling or ventilation needs due to concentration of personnel, or the use of office equipment, devices or machines that consume power or generate heat in excess of typical office equipment;

then Tenant will pay, as Additional Rent, the charge for such use, as determined by Landlord.  Landlord’s current charge for HVAC service during non-Business Hours is $76.00 per hour.  Should Tenant’s usage of electrical service exceed four (4) watts per RSF demand load over a thirty (30) day period, Landlord may further require Tenant, at Tenant’s sole cost and expense, to install separate circuitry, cabling or meters to accommodate and/or measure Tenant’s demand.

9.4

Except as expressly provided elsewhere in this Lease, Landlord will not be liable for any loss or damage to Tenant or Tenant’s employees, or their respective property or business.  Except as expressly provided elsewhere in this Lease, Tenant will not be entitled to any abatement or reduction of rent as a result of Landlord’s failure to provide access, utilities or services that Landlord is required to provide hereunder, when such failure is due to any cause beyond Landlord’s reasonable control (including, without limitation, accident, breakage, repairs, shortage of materials or supplies, strike, lockout, boycott, labor dispute, fire, earthquake, acts of God, rioting, insurrection, war, government action, and acts of public enemy).

10.

PARKING

10.1

During the Term, Tenant may purchase up to Tenant’s Parking Allotment of unreserved parking passes to park insured, registered passenger motor vehicles in the parking facilities of the Building, subject to the following:

(a)

Tenant will pay Landlord or Landlord’s agent, the regularly scheduled parking rates at such time and in such manner as Landlord or Landlord’s agent may, from time to time, establish for tenants of the Building.  Landlord’s current monthly parking rates are $190.00 for reserved parking passes and $99.00 for unreserved parking passes;

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(b)

Tenant will not be in default under any Term or condition of this Lease beyond applicable notice and cure periods;

(c)

Tenant will abide by any rules and regulations for use of the parking facilities that Landlord or Landlord’s agent establishes from time to time, and otherwise use the parking facility in a safe and lawful manner;

(d)

Tenant and Tenant’s employees, contractors and invitees may be required to use attended or tandem parking;

(e)

No bailment will be created hereunder or by any use of the parking facility;

(f)

Tenant on behalf  of iteself and its agents, servants, employees, successors or assigns hereby releases Landlord and Landlord’s agents, servants, employees and independent contractors from all claims for loss or damage (including, without limitation, vandalism and theft) arising out of or related to use of the parking facility; and

(g)

Tenant will have only this revocable license, and no estate is conveyed to Tenant under this Article.

If any employee of Tenant violates any of the terms and conditions of this Article, or fails to use the parking facility in accordance with the terms of this Article and this Lease, then Landlord may revoke this license as to such employee, to the extent that Landlord deems reasonable and necessary, without liability to Tenant.  Tenant’s license will otherwise be revoked and terminate concurrently with the termination of this Lease.

11.

REPAIR

11.1

Except as provided in §11.2, Tenant will, at Tenant’s sole cost and expense, keep the Leasehold Improvements in good condition and repair.  Tenant will exclusively use Landlord or Landlord’s reasonably approved contractors for all work related to the Mechanical Systems or intra-Building telephone network cabling that are a part of the Leasehold Improvements.

11.2

Landlord will repair and maintain all parts of the Land, Building or Common Areas and Mechanical Systems that do not constitute the Leasehold Improvements, and (a) those portions of the heating, ventilation, air-conditioning system from the common point of distribution on the floor to but excluding the mixing boxes (provided that the mixing boxes shall be in working order as of the Commencement Date), and (b) the plumbing system from the common point of distribution on the floor to the point of entry to the Premises, in each case except as to damage caused by Tenant.  Notwithstanding the foregoing, if any such maintenance or repair is caused in part or in whole by the negligence or willful misconduct of Tenant, its agents, servants, employees, licensees or invitees, then Tenant will directly reimburse Landlord (as Additional Rent) the reasonable cost for such maintenance and repairs.  If damage to the Land, Building or Common Areas is being caused by Tenant, its agents, servants, employees, licensees or invitees (whether an isolated incident or a continuous course of conduct, and whether by an individual or group), then upon receipt of written notice from Landlord, Tenant will take reasonable action to prevent any additional or future damage and Tenant’s failure to do so will be a material breach of this Lease.

12.

CONDITION OF PREMISES

12.1

Subject to any provisions of this Lease concerning the making of Leasehold Improvements in the Premises (if any), including, but not limited to, the Tenant Improvements to be constructed by Landlord pursuant to the Work Letter, by taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair (excepting only latent defects and items noted on a punch-list executed by both Landlord and Tenant prior to occupancy), and otherwise as is, where is and with all faults.  Except as may be expressly set forth in this Lease, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant’s business.

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12.2

Upon the expiration of the Term or earlier termination of this Lease, Tenant will relinquish possession of the Premises to Landlord inclusive of all Leasehold Improvements and Alterations (unless Landlord has either permitted removal of the same in writing, or required removal of an Alteration as a condition of making such Alteration pursuant to Section 14.1) and otherwise in the same condition as received, ordinary wear and tear, casualty and Landlord’s maintenance and repair obligations excepted, free of all trash and rubbish, and in broom clean condition.  Landlord may dispose of any personal property remaining in the Premises in accordance with California Civil Code §1980, et seq., and will be entitled to recover all costs and expenses provided therein, including Landlord’s reasonable attorneys’ fees and costs.

13.

ENTRY BY LANDLORD

13.1

Provided Landlord uses commercially reasonable efforts to minimize interference with Tenant’s business and advises Tenant an appropriate period in advance of same, Landlord will have the right to enter the Premises to inspect the Premises, show the Premises to prospective purchasers or during the last nine (9) months of the Term to tenants, and make alterations, improvements or repairs (including construction required by the character of the work).  No advance notice will be required for Landlord to supply janitorial services or to post legal notices.

13.2

Notwithstanding the provisions of §13.1, Landlord will be entitled to enter the Premises without advising Tenant in advance when Tenant is in default of this Lease, or in an “Emergency” (which is any circumstance that may threaten or endanger the Building, or health or property of Landlord, other tenants, occupants or the general public, or result in a liability or loss to Landlord).

13.3

Landlord will at all times have a key to unlock all of the doors in and to the Premises, excepting Tenant’s vaults and safes.  If Tenant changes locks on any doors without Landlord’s prior written consent, Landlord will have the right to enter the Premises, change, remove and/or replace such locks, repair any damage and restore the Premises, and charge Tenant as Additional Rent all expenses incurred in accomplishing the foregoing.

13.4

Except as expressly provided elsewhere in this Lease, there will be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with Tenant’s business arising from any entry performed by Landlord in a good faith attempt to comply with the terms of this Article.  Any such good faith entry by Landlord will not constitute an eviction, or a forcible or unlawful entry or detainer of the Premises.

14.

ALTERATIONS

14.1

All alterations, additions, decorations or improvements made by or on behalf of Tenant in or to the Premises except Tenant Improvements (“Alterations”), will require Landlord’s prior written consent, not to be unreasonably withheld or delayed; provided, however, that Landlord’s consent will not be required for Alterations that are cosmetic, non-structural alterations to the Premises in accordance with the terms of this Lease, provided that such alterations do not (i) affect the exterior of the Premises or the Building, (ii) affect the Building’s electrical, ventilation, plumbing, elevator, mechanical, air conditioning or any other systems therein, or (iii) exceed $25,000 in the aggregate per job.  Tenant will give Landlord 10 days’ prior written notice of Tenant’s desire to make Alterations.  Landlord may impose any reasonable condition upon issuing Landlord’s consent (including, without limitation:  requiring Tenant to remove Alterations which are not customary office improvements at the end of the Term and restore the Premises to the condition prior to Alterations having been made [reasonable wear and tear excepted]; obtaining the consent of any mortgagee, encumbrancer, lender or ground lessee; providing Landlord with working drawings, as-built CAD drawings, specifications, and estimated costs; providing Landlord with verification of all required permits or approvals; and, obtaining a lien and completion bond).

14.2

Tenant will use Landlord’s designated contractors for all Alterations affecting basic Building mechanical, electrical, plumbing, fire/life safety, intra-Building telephone network cabling, heating, ventilation and air-conditioning systems, provided that such contractors will perform work at competitive costs; and, will otherwise use licensed, qualified contractors and subcontractors that carries course of construction, products liability, completed operations, worker’s compensation and public liability insurance in amounts satisfactory to Landlord, naming Landlord as an additional insured.  Alterations will be performed at the times and in the manner approved by Landlord, and will not interfere with access or use of the Common Areas or other premises.  Alterations will be performed in full compliance with all laws, rules and/or directives of any government or regulatory agency or authority; and, if any such government or regulatory agency or

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authority requires any improvements, modifications, additions or alterations to any part of the Base Building, as a result of the Alterations, then the same will be made by Tenant at Tenant’s sole cost and expense.

14.3

All permanent improvements to the Premises, Leasehold Improvements and Alterations (including, without limitation, floor and wall coverings, blinds, drapes, cabinets, shelving, doors, locks, paneling and the like) that Landlord has not required or permitted Tenant to remove at the end of the Term will become the property of Landlord upon the termination of this Lease and will be relinquished with the Premises.

14.4

Landlord may require Tenant to immediately remove any Alterations not made in accordance with this Article, and restore the Premises to the condition immediately prior to the Alterations’ having been made (reasonable wear and tear excepted); provided, however, that Landlord will not arbitrarily require Tenant to remove any Alterations made without Landlord’s prior written consent if such Alterations otherwise meet the requirements of this Article 14 and a prudent landlord would have consented to such Alterations.  If Tenant either fails to remove Alterations not made in accordance with this Article and restore the Premises within 10 days after Landlord’s demand, or fails at the end of the Term to remove Alterations that Landlord required to be removed at the end of the Term as a condition of issuing Landlord’s consent to the making of such Alterations, then Landlord may perform such removal and restore the Premises, at Tenant’s sole cost and expense, to the condition immediately prior to the Alterations having been made (reasonable wear and tear excepted).

14.5

All Alterations, removal of Alterations and restoration of the Premises that Landlord is reasonably required to perform or supervise are subject to Landlord’s charge, as Additional Rent, for all costs and expenses of such performance and supervision (including, without limitation, review of plans or work by Landlord’s architect, engineer or other consultant), plus a supervision fee payable to Landlord in the amount of 15% of the cost of such work.

14.6

During the Term, Landlord may renovate, improve, alter, or modify the Building or the Common Areas (“Renovations”), although nothing herein obligates Landlord to make such Renovations, except as expressly set forth in this Lease.  In connection with any Renovations, Landlord may erect scaffolding or other necessary structures, limit or eliminate access to portions of the Building, Common Areas or Premises, or perform work that may create noise, dust or debris.  Tenant hereby agrees that, except as expressly provided in this Lease, such Renovations will not constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of rent, and Landlord will have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor will Tenant be entitled to  any compensation or damages from Landlord for the loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by the Renovations.  Notwithstanding the forgoing, Landlord shall use its reasonable efforts to assure that its performance of any Renovations will not unreasonably interfere with Tenant’s use of or access to the Premises.

15.

HAZARDOUS MATERIALS

15.1

Tenant may not create, bring into nor store in the Building, Common Areas or Premises any hazardous waste or hazardous materials (defined as any substance, material, emission, discharge or waste defined as “hazardous,” “toxic,” or a “pollutant” or “contaminant” under any local, state or federal government law, statute, code, order or regulation for the protection of health, safety or the environment).  Tenant will comply with all laws, regulations, recommendations or orders promulgated by any government, quasi-government or regulatory agency or authority, or the manufacturer of hazardous waste or materials with regard to maintenance of records, and its handling, storage and disposal.  Upon Landlord’s request, Tenant will supply Landlord with a copy of any record or certificates required to be maintained by Tenant concerning hazardous materials or waste.

15.2

Tenant will comply with California Health and Safety Code §25915, et seq. (as may be amended from time to time) that, at the time of making this Lease, requires Landlord to provide Tenant with the notice attached hereto as Exhibit D, and Tenant to provide a copy of said notice to Tenant’s employees or contractors working in the Building, and to subtenants, assignees, or new employees of Tenant within 15 days of the earlier of (a) commencing work in the Building, or (b) contracting with Tenant to sublease or assign all or a portion of the Premise.  This provision does not limit Tenant’s duties under common law or statute, nor is Tenant excused from compliance with the entirety of California Health and Safety Code §25915, et seq., or any other provisions applicable to Tenant during the Term.

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15.3

Landlord represents that it has removed all accessible ACM in the Premises and in other areas on the 7th floor of the Building.

16.

LIENS

16.1

Tenant will keep the Land, Building and Premises free from any liens resulting from work performed, materials furnished or obligations incurred by, or on behalf of Tenant.  Tenant will promptly discharge any such lien by bond or otherwise.  If Tenant fails to promptly discharge any such lien after Landlord’s demand, then Landlord may discharge the lien and charge Tenant as Additional Rent all costs and expenses reasonably incurred by Landlord to do so, including attorneys’ fees and costs.

17.

BROKERS

17.1

Tenant warrants that no broker, agent, finder, person or entity, other than Procuring Broker, was instrumental in negotiating or consummating this Lease, or might be entitled to a commission or compensation in connection with the execution of this Lease.  Tenant will indemnify and hold Landlord harmless from any claim, damages, costs and expenses, including attorneys’ fees and costs, resulting from any claim that may be asserted against Landlord by any broker, agent, finder, person or entity other than Procuring Broker that is not disclosed by Tenant to Landlord in writing prior to entering into this Lease, or who claims a right to compensation through Tenant.  Tenant shall have no liability for, and Landlord shall be solely responsible for the payment of any commission due to, the Procuring Broker, pursuant to a separate agreement between Landlord and the Procuring Broker.

18.

INSURANCE

18.1

Throughout the Term, Landlord will provide, maintain and keep in force:

(a)

Commercial general liability insurance for personal injury, bodily injury (including death), and property damage in such amounts as Landlord from time to time determines is reasonable and sufficient;

(b)

All risk insurance or fire insurance (with standard extended coverage endorsement perils, leakage from fire protection devices and water damage) covering the Building, Common Areas and all fixed improvements therein, except those fixtures, furnishings, Leasehold Improvements, equipment and other property that Tenant is required to insure pursuant to subparagraphs (b), (c), (d), and (e) of §18.2;

(c)

Insurance for loss of rental income or insurable gross profits covering such perils set forth in subparagraph (b) in such amounts as Landlord prudently elects to maintain;

(d)

Boiler and machinery insurance in such amounts as Landlord prudently elects to maintain; and

(e)

Such other insurance (including earthquake or other change in condition) as Landlord elects, in its sole discretion, to obtain.

Each policy of insurance provided or maintained by Landlord hereunder may contain such deductibles, uninsured gaps, exclusions or such other terms and conditions as Landlord prudently determines to be commercially reasonable and sufficient, provided such terms are generally available at a commercially reasonable price in the area that the Building is located.

18.2

Throughout the Term, Tenant will provide, maintain and keep in force:

(a)

Commercial general liability insurance for personal and bodily injury, including death and property damage, with respect to Tenant’s use and occupancy of the Premises, Common Areas and Building, and the business carried on by Tenant therein, with limits of not less than the Liability

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Limit for any accident or occurrence, with Landlord named as an additional insured, containing cross-liability and severability of interests clauses, and on an occurrence (and not claims made) form;

(b)

All risk or fire insurance (with standard extended coverage endorsement perils, theft, vandalism, explosion, falling plaster, steam, gas, electricity, water, rain, elements of nature, water damage or dampness, and leakage from any part of the Building or Land [including fire protection devices, pipes, appliances and other plumbing]) covering the full replacement cost of the Leasehold Improvements and Tenant’s fixtures, furnishings, equipment, inventory, stock-in-trade;

(c)

Insurance covering those items set forth in subparagraph (b) against loss or damage due to earthquake (or change in condition);

(d)

Insurance for loss of income or insurable gross profits covering such perils set forth in subparagraphs (b) and (c), in such amounts as Tenant prudently determines is commercially reasonable and sufficient; and

(e)

Any insurance that may be required pursuant to any local, state or federal government law, statute or regulation (including, without limitation, workers’ compensation insurance).

Notwithstanding the foregoing, Tenant may elect to self-insure the coverage required pursuant to subparagraphs (c) and (d), above; however, Tenant’s election to self-insure such coverage will not impair the waivers of subrogation and recovery set forth in §18.4, below.  Notwithstanding the above, Landlord may reasonably and prudently change the insurance requirements set forth herein (including, without limitation, requiring additional coverage or types of insurance), provided that insurance to meet such changed requirements is generally available at a commercially reasonable price in the area that the Building is located.

18.3

On or before Tenant’s use or occupancy of the Premises for any purpose and from time to time during the Term, Tenant will provide Landlord with certificates or other proof reasonably necessary for Landlord to verify that the required insurance coverage has been obtained, is in full force and effect and that the premiums have been paid thereon.  All policies will contain an undertaking by the insurer to notify Landlord (and any mortgagees or ground lessors designated by Landlord) in writing not less than 10 days prior to any material change, reduction, cancellation or other termination of coverage required hereunder.  Replacement policies or certificates will be furnished to Landlord not less than 30 days prior to the expiration of any such policy or policies.  Landlord’s failure to request evidence of coverage does not waive any of Landlord’s rights hereunder or Tenant’s obligation to so insure.

18.4

Insurance to be provided and maintained by either party pursuant to §18.1, subparagraphs (b), (c) and (d) (and [e], to the extent of earthquake and other change of condition insurance), and §18.2, subparagraphs (b), (c) and (d) must include a clause or endorsement whereby the insurer waives its right of subrogation against the other party; and Landlord and Tenant each waive any rights of recovery against the other for injury or loss due to hazards required to be covered by insurance that is required to contain such a waiver of subrogation, to the extent of the injury or loss required to be covered thereby.

19.

INDEMNITY

19.1

Subject to the waivers of subrogation and liability set forth in §18.4, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys’ fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

(a)

Any accident, act or omission (whether or not related to Tenant’s use of the Premises or conduct of business therein) occurring in, or originating or emanating from the Premises, except as may be caused by the negligence or willful misconduct, or breach or non-performance described in §19.2, subparagraph (b) or (c);

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(b)

The negligence or willful misconduct of Tenant, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Tenant would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; or

(c)

Tenant’s breach or non-performance of any provision of this Lease.

If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from the Landlord, will defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

19.2

Subject to the waivers of subrogation and liability set forth in §18.4, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demands, damages or expenses, including attorneys’ fees, whether for personal injury, theft, property damage or otherwise, due to or arising from:

(a)

Any accident, act or omission in or about the Land, Building, and Common Areas, except as may be caused by any accident, act or omission, negligence or willful misconduct, or breach or non-performance described in §19.1, subparagraphs (a) through (c);

(b)

The negligence or willful misconduct of Landlord, its servants, employees, agents, contractors, invitees, concessionaires or licensees, or those over whom Landlord would normally be expected to exercise control, whether in or about the Land, Building, Common Areas, Premises, or parking facility; or

(c)

Landlord’s breach or non-performance of any provision of this Lease.

If any action or proceeding is brought against Tenant by reason of any such claim, then Landlord, upon notice from Tenant, will defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

20.

DAMAGE & DESTRUCTION

20.1

If the Leasehold Improvements are damaged or destroyed by any cause, then Tenant will, at Tenant’s sole cost and expense, promptly repair, replace and restore the Leasehold Improvements to at least the condition existing prior to the damage (reasonable wear and tear excepted) during which time this Lease will remain in full force and effect, subject to Article 22.

20.2

If any portion of the Land, Building or Common Areas (excepting the Leasehold Improvements) reasonably necessary for Tenant’s access, use or occupancy of the Premises is damaged or destroyed by any cause, then:

(a)

Within 30 days after the event of damage or destruction, Landlord will assess the damage, determine how long repairs will take and promptly thereafter advise Tenant of the same (however, if more than 30 days are reasonably required to so assess the damage and determine the length of time for repair, then Landlord will not be in default hereunder if Landlord commences such assessment and determinations within said 30 day period and otherwise diligently proceeds with such assessment and determinations, and promptly advises Tenant of the same).

(b)

If the event such damage or destruction either:

(1)

Is uninsured by Landlord (and not required to be insured by Landlord pursuant to §18.1), or

(2)

Cannot, in Landlord’s reasonable opinion, be repaired within 180 days after the occurrence of such damage or destruction,

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then Landlord may terminate this Lease upon at least 30 days’ prior written notice to Tenant, the Lease to remain in full force and effect through the specified termination date, subject to Article 22.2; otherwise, Landlord will proceed with repairs during which time this Lease will remain in full force and effect, subject to §20.3 and §22.2.

20.3

Notwithstanding anything to the contrary contained herein, Landlord will have no obligation to repair or restore damage or destruction described under §20.2 when it occurs during the last 12 months of the Term; however, if Landlord so elects not to repair or restore and the damage or destruction either:

(a)

Substantially adversely affects Tenant’s use of all or a material part of the Premises, or

(b)

Prevents Tenant’s reasonable access to the Premises,

then, in addition to Tenant’s rights under Article 22, Tenant will have the right to terminate this Lease upon at least 30 days’ prior written notice to Landlord, which notice must be given within 15 days after receipt of Landlord’s election not to repair or restore.

20.4

If the damage or destruction is insured (or required to be insured or self-insured) by Tenant pursuant to §18.2 and either Landlord or Tenant elect to terminate this Lease pursuant to §20.2(b), §20.3 or §22.3, then Tenant will assign to Landlord its right to receive the benefits under such insurance for the repair and restoration of the Leasehold Improvements to the extent of the value of building standard tenant improvements and directly pay Landlord any deductible under such policy (and any other uninsured amounts), and Tenant may retain the balance of any such benefits.

20.5

Tenant hereby waives the application of California Civil Code §1932(2) and §1933(4), to the extent contrary to the provisions of Articles 20 and 22 of this Lease.

21.

EMINENT DOMAIN

21.1

If all or any portion of the Land, Building, Common Areas or Premises is taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain (or sold in lieu of such taking), then:

(a)

If such taking or sale substantially interferes with Tenant’s use and occupancy of the Premises, then this Lease will terminate on the date of surrender or sale to said authority; or

(b)

If such taking or sale does not substantially interfere with Tenant’s use and occupancy of the Premises, then Landlord may either terminate this Lease or restore the Premises to substantially the same condition prior to such partial taking, and Tenant’s Total Monthly Rent will be abated with respect to that portion of the Premises rendered unusable for the conduct of Tenant’s business therein as a result of the taking or sale, for the period of time that such portion is so rendered unusable.

21.2

Tenant will not assert any claim for the taking of any interest in this Lease, the Land, Building, Common Areas or Premises and Landlord will be entitled to receive the entire amount of any award without deduction or offset for any estate or interest of Tenant; however, Tenant will be entitled to bring a separate action for relocation expenses, and damages to Tenant’s personal property, trade fixtures and goodwill.  Tenant hereby waives the application of California Code of Civil Procedure §1265.130.

22.

INTERRUPTION OF USE

22.1

If either use of the Premises is substantially adversely affected or reasonable access to the Premises is prevented as a result of:

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(a)

An event of damage or destruction as described in §20.1 and §20.2, excepting only damage or destruction caused by the gross negligence or willful misconduct of Tenant;

(b)

A Taking (as defined in §21.1);

(c)

The failure of Landlord to repair or maintain the Building or Common Areas to the extent required pursuant to §11.2;

(d)

The failure of Landlord to provide utilities or services that Landlord is obligated to provide pursuant to §9.1 (provided that such failure is not caused by the public utility providing service to the Building); or

(e)

Renovations.

then, such event will constitute an “Interruption” hereunder.

22.2

If an Interruption occurs and continues for a period of at least 3 consecutive business days, then Tenant’s Total Monthly Rent will be abated from the commencement of the Interruption until use of the Premises is no longer so substantially and adversely affected and reasonable access to the Premises exists, provided, however, that:

(a)

Any abatement of rent hereunder will be prorated to reflect that portion of the Premises that is actually rendered unusable for the conduct of business therein for the period of time such portion is so rendered unusable, and will not be afforded Tenant to the extent that Tenant uses the Premises for the conduct of business therein;

(b)

No abatement of rent hereunder will be afforded Tenant for any period of time that Tenant has not complied with its obligations under §20.1, provided that abatement of rent is solely available under the provisions of §20.1; and

(c)

Notwithstanding the Permitted Use, no abatement of rent will result from any inability of Tenant to use the Premises because of Tenant’s unique use of the Premises as other than general administrative offices.

The period during which Tenant is entitled to abatement of Total Monthly Rent hereunder is the “Interruption Period.”  Landlord will advise Tenant of Landlord’s reasonable estimate of the Interruption Period (based upon taking commercially reasonable action in response to such Interruption), as soon as reasonably practicable or as otherwise required under this Lease.

22.3

In addition to Tenant’s rights under §22.2, if the Interruption Period is reasonably estimated by Landlord to continue for a period exceeding 180 days, then Tenant may, within 15 days after receipt of Landlord’s estimate, elect to terminate the Lease upon 30 days’ prior written notice.  Notwithstanding the foregoing, this Lease will not be terminated if Landlord elects to take such additional action not otherwise required under this Lease within said 30 day period that will result in the restoration of Tenant’s reasonable access to, and use of the Premises within said 180 day period.  If Tenant does not elect to terminate this Lease within such 15 day period, Landlord will not be liable to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated Interruption Period, provided that the Interruption Period was reasonably estimated by Landlord and Landlord diligently commenced and pursues such repairs and restoration to completion.

23.

SUBORDINATION

23.1

This Lease will be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, and to any and all renewals, modifications, consolidations, replacements, substitutions and extensions thereof, as if the mortgage, trust deed or other encumbrance and all of its renewals, modifications,

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consolidations, replacements, substitutions and extensions had been executed, delivered and recorded prior to execution of this Lease.

23.2

In the event of the termination of any ground lease or underlying lease, or the foreclosure of any mortgage, trust deed or other encumbrance, or upon a transfer or conveyance in lieu of such foreclosure, then at the request of the lessor of such ground or underlying lease, the purchaser at any such foreclosure or the transferee in a transfer or conveyance in lieu of such foreclosure (as applicable), Tenant agrees to attorn to and accept any such successor owner as lessor under the Lease and to be bound by and perform all of the obligations imposed by the Lease.

23.3

Tenant will, within 5 business days after receipt of Landlord’s written request, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination of this lease, including, without limitation, any subordination, nondisturbance and attornment agreement requested by any ground lessor, underlying lessor or mortgage holder.  Tenant waives the provisions of any current or future statute, rule or law contrary to the provisions of this Article that may give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any the foreclosure of any mortgage, trust deed or other encumbrance, or upon a transfer or conveyance in lieu of such foreclosure.

23.4

Tenant acknowledges that this Lease is subordinate to the terms and provisions of that certain Amended and Restated Lease Agreement by and between the County of Los Angeles, as Lessor, and Landlord, as Lessee, as amended (the “Ground Lease”), and Tenant shall comply with all the terms, covenants and conditions of the Ground Lease applicable to the Premises.

24.

ESTOPPEL CERTIFICATE

24.1

Upon either party’s request, the other party will execute, acknowledge and deliver to the requesting party a statement in writing setting forth the certification of the following:  that this Lease is unmodified (or, if modified, the nature of such modification) and is in full force and effect; the extent that rental or other charges have been prepaid; and that the requesting party, to the certifying party’s knowledge, has not failed to cure any default of the requesting party of this Lease (or specifying such uncured defaults, if any are claimed).  The certifying party’s failure or refusal to execute and deliver such a statement within 10 days after receipt of a request will be conclusive upon the certifying party that:  this Lease is in full force and effect, without modification (except as may be represented by the requesting party); except as provided in this Lease, not more than 1 month of rent has been paid in advance, and not more than 1 month of security deposit is being held by Landlord; and, there are no uncured defaults of the requesting party.  Each party acknowledges that such statement may be relied upon, in the case of a statement by Tenant, by a prospective purchaser or encumbrancer of all or any portion of the Land, Building or Premises, or, in the case of a statement by Landlord, of Tenant’s business.

25.

BUILDING PLANNING

25.1

If Landlord, in its sole discretion, requires the use of the Premises to make repairs, modifications or additions to the Building or other premises, to use in conjunction with other premises, or for any other Building planning purpose (whether such use will be by Landlord, another tenant, or any other person or entity), then Landlord will have the right to relocate Tenant to other premises in the Building (the “Relocation Premises”), no more than once during the Term (including both the Initial Term and Renewal Term), upon the following terms and conditions:

(a)

The Relocation Premises will be comparably sized as the Premises, not below the 4th Floor of the Building, have a comparable amount of northern exposure and a comparable north and west facing corner office, and be subject to comparable configuration by Landlord to provide a comparable number and size of work and storage spaces as are in the Premises.

(b)

Landlord will give Tenant notice of its intent to relocate Tenant to the Relocation Premises at least 60 days prior to the proposed relocation, and if Tenant contends that the proposed Relocation Premises are not in reasonable conformance with the requirements set forth in subparagraph (a), above, then Tenant will have 10 days after receipt of the relocation notice to notify Landlord of its intention not to relocate (specifying the alleged nonconformity.

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(c)

If the Relocation Premises are in reasonable conformance with the requirements of subparagraph (a), above, then Tenant will be relocated as follows:

(1)

Landlord will construct, at Landlord’s expense, permanent improvements in the Relocated Premises of a comparable quality and configuration as those existing in the Premises at the time notice of relocation is given.  Tenant will cooperate and participate in determining the configuration, type and finish of said improvements in order that the improvements may be completed and Tenant may take possession of the Relocated Premises at the end of said 60 day period, or as soon thereafter as possible.

(2)

Landlord will pay the reasonable direct costs, if any, of moving Tenant’s furnishings and trade fixtures to the Relocated Premises (by either Landlord or by licensed and qualified movers), printing a reasonable quantity of Tenant’s stationery (not to exceed the inventory at the time notice to relocate is given), fabricating new door and directory signs, and relocating Tenant’s existing communications and computer system or installing (but not purchasing or leasing) a comparable new communications or computer system.

(d)

If the usable area of the Relocated Premises is less than the usable area of the Premises, then Tenant’s Total Monthly Rent will be proportionally reduced.  Under no circumstances will Tenant’s Total Monthly Rent for the Relocation Premises exceed that which would have been payable in the Premises.

(e)

Except as expressly provided in this Article, all terms and conditions of this Lease will apply to the Relocated Premises, which will, after relocation, be referred to as the Premises.

25.2

Except as expressly provided in this Article, Landlord will not be liable to Tenant for any costs, expense or damage that may arise from Landlord’s relocation of Tenant, including, without limitation, costs related to time spent by Tenant or Tenant’s agent in cooperating in the design and construction of improvements; loss of productivity, business or income due to relocation; or any task, cost or expense voluntarily undertaken by Tenant in relation to the relocation without Landlord’s consent or approval.

26.

TENANT TRANSFERS

26.1

 Unless Tenant has obtained the prior written consent of Landlord (which will not be unreasonably withheld, conditioned or delayed, subject to §26.4), Tenant may not pledge, sell, transfer, hypothecate, encumber or assign this Lease or Tenant’s interest therein, sublet all or any part of the Premises, or permit occupancy or the conduct of business in any or all of the Premises by anyone other than Tenant.  Any assignment, sublease, sale, mortgage, pledge, encumbrance or transfer by Tenant or such other party made in contravention of this Article will be void and of no force or effect.

26.2

If Tenant proposes to assign this Lease or to sublet all or any portion of the Premises, then Tenant must give Landlord written notice of Tenant’s intent to so assign or sublet at least 20 days’ prior to the proposed effective date of the assignment or sublease.  The notice will include, with respect to each proposed assignee or subtenant:  name and address; terms and conditions of the proposed assignment or sublease; a detailed statement of facts about the nature of the proposed use of the Premises and the proposed assignee’s or subtenant’s business experience; a balance sheet showing financial condition as of a date within 90 days prior to the date of the notice; statements of income, profit and loss for the last 2 complete fiscal years, if such records exist; bank and credit references; and, such other and further information as Landlord may reasonably require.

26.3

This §26.3 will not apply to any sublease of less than fifty percent (50%) of the Premises.  During the 30 day period immediately following Landlord’s receipt of Tenant’s notice pursuant to §26.2, Landlord may terminate this Lease either in its entirety or with respect to only that portion of the Premises that Tenant has proposed to sublet (the “Proposed Portion”), after which Tenant will have no further obligation to Landlord under this Lease with respect to the terminated Proposed Portion, except for matters occurring or obligations arising prior to the effective date of termination.  Landlord will exercise Landlord’s right to terminate by giving Tenant written notice of same, such notice to specify whether

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Landlord is terminating this Lease in its entirety or with respect to only the Proposed Portion, and the effective date of termination (which will be the later of either:  the effective date of the assignment or sublease proposed by Tenant if such effective date is specified by Tenant; or a date specified by Landlord that is no less than 30 days, but no more than 60 days after Tenant’s receipt of Landlord’s notice to terminate).  If Landlord elects to terminate Tenant’s Lease with respect to only the Proposed Portion, then Tenant’s Total Monthly Rent will be proportionally reduced as of the effective date specified by Landlord to reflect the reduction in the Premises resulting from such termination; furthermore, Landlord will make such permanent improvements as may be reasonably necessary to separate the remaining Premises from the Proposed Portion and restore the finishes in the interior of the remaining Premises to the condition immediately prior to making such permanent improvements.  Landlord reserves the right, after electing to terminate as provided herein, to acquire the Premises for its own use, or enter into a Lease with another tenant or the proposed assignee or subtenant on such terms and conditions as in Landlord’s sole discretion, without Tenant being entitled to any portion of the profit that Landlord may realize as a result of such termination and reletting.

26.4

If Landlord does not exercise its termination right set forth in §26.3, then Landlord will, within such 20 day period following receipt of Tenant’s notice pursuant to §26.2, notify Tenant that Landlord either grants or denies its consent for Tenant to proceed to assign or sublet on the terms and conditions contained in Tenant’s notice.  Landlord’s failure to timely exercise its termination rights pursuant to §26.3 or timely deny consent will be deemed approval to assign or sublet on the terms and conditions contained in Tenant’s notice, but only to the extent that the represented terms and conditions do not conflict with the terms and conditions of this Lease.  Landlord may deny consent to assign or sublet upon any commercially reasonable ground, including, but not limited to, the following:

(a)

The proposed assignee or subtenant is an existing Tenant of Landlord in the Building and such existing tenant has an unexpired right or other option to lease space in the Building that is, or within six (6) months thereafter, will be available for leasing to such existing tenants;

(b)

The financial strength of the proposed assignee or subtenant, in Landlord’s opinion, is insufficient to enable it to meet its proposed financial obligations;

(c)

The proposed use, or reputation or character of the proposed assignee or subtenant is not in keeping with the nature of the Building or may adversely affect the operation, insurability, or reputation of the Building;

(d)

The proposed use of the Premises is materially different than the Permitted Use;

(e)

The proposed use of the Premises conflicts with any other existing agreements between Landlord and other tenants concerning the Land, Building, Common Areas or Premises.

If Landlord denies consent to assign or sublet, Tenant waives the right to terminate this Lease pursuant to California Civil Code §1995.310(b).

26.5

Fifty percent (50%) of any consideration, including rents, received by or on behalf of Tenant from such assignment or sublease in excess of Total Monthly Rent will be payable to Landlord upon receipt by Tenant as Additional Rent.  Notwithstanding the foregoing, Tenant will be entitled to recapture from any such excess consideration Tenant’s costs and expenses for brokerage commissions, architectural or space planning fees, legal fees, advertising to sublet or assign and shared services (including, without limitation, expenses of a shared receptionist, library, telephone system, photocopier, or other similar office expense), free rent, and tenant improvements, whether granted as an allowance or a rent credit.

26.6

Any allowances, concessions, rights to acquire additional Premises, rights to extend or renew, options, parking discounts or any other similar concessions or consideration set forth in this Lease and any addenda or amendments thereto are expressly understood to be solely for the benefit of the original Tenant and will be null, void and of no force or effect as of the effective date of any assignment or subletting; however, this will not be deemed to retroactively nullify or void any allowances, concessions, rights or options actually disbursed, made or exercised prior to such effective date.

26.7

Any advertisement, publicity or other public solicitation of any assignment or subletting of the Premises which identifies the Building or the Project, or which makes any representation with respect to the Building or the Project,

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requires Landlord’s prior written approval, which shall not be unreasonably withheld.  Notwithstanding the foregoing, no failure of Tenant to obtain Landlord’s prior approval of such advertising materials will give Landlord the right to terminate this Lease or to disapprove any resulting assignment or subletting of the Premises solely based on Tenant’s failure to obtain such Landlord approval.

26.8

No assignment or subletting of the Premises will release Tenant or any subsequent assignor or sublessor from any liability under this Lease, and Tenant will cause any assignee to execute an agreement with Landlord upon a form furnished by Landlord binding the assignee or sublessee to all the terms of this Lease without relieving Tenant of any liability hereunder.  As security for Tenant’s obligations under this Lease, Tenant assigns to Landlord the right to collect all rent resulting from any assignment or sublease of the Premises in the event of Tenant’s default; and Landlord (as assignee and attorney-in-fact for Tenant, or as a receiver for Tenant appointed on Landlord’s application, may upon written notice to Tenant and subtenant or assignee, thereafter collect and apply such rent toward the satisfaction of Tenant’s obligations under this Lease.  Tenant will pay a reasonable processing fee to Landlord for each assignment or sublease submitted to Landlord, not to exceed $500.

26.9

Unless Tenant is a corporation whose stock is traded through a recognized United States exchange, any of the following will be deemed to be a voluntary assignment requiring Landlord’s consent:  a change in business status or organization, dissolution, merger, consolidation or other reorganization of Tenant (either voluntarily or pursuant to any provision of the Bankruptcy Act); the sale or other transfer of a controlling share of the voting capital stock of Tenant; or, the sale of 51% or more of the interests of Tenant.  However, if Tenant is a corporation or a wholly owned subsidiary of a corporation whose stock is traded through a recognized United States exchange, then, provided Tenant is not in default hereunder, Tenant may assign this Lease or sublet the Premises to a corporation into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or to any corporation or other entity that controls or is controlled by the Tenant or is under common control or affiliated with the Tenant (an “Affiliate Transferee”).  Tenant will notify Landlord of any such assignment or sublease in accordance with §34 of this Lease and concurrently provide Landlord with the same financial information as required in §26.2 with respect to any proposed assignee or sublessee.  The provisions of this Section 26.9 shall not be applicable to Peace Arch LA, Inc., so long as any such change, dissolution, merger, consolidation or other reorganization, sale or transfer is not undertaken as a subterfuge to avoid the liability of the Tenant under this Lease.

27.

BANKRUPTCY & INVOLUNTARY ASSIGNMENT

27.1

Any of the following acts or occurrences with respect to either Tenant or any guarantor of this Lease will constitute an involuntary assignment:  filing a petition under Chapter 7, 10, 11 or any other provision of the Bankruptcy Act now or hereafter in effect; making an assignment for the benefit of creditors; being adjudicated bankrupt in involuntary bankruptcy proceedings, unless the judgment is vacated within 60 days from entry; becoming insolvent (reflected by either a written admission of inability to meet current obligations, actual inability to meet current obligations, or liabilities exceeding assets); appointment of a receiver or trustee for any property, unless the appointment is set aside or vacated within 60 days after entry; attachment or execution upon any property (including, without limitation, this Lease) unless the attachment or execution is removed within 60 days after levy; or transfer or assignment of this Lease by operation of law (including, without limitation, transfer by will or intestacy).

27.2

An involuntary assignment will constitute a default by Tenant and Landlord will have the right to terminate this Lease.  This Lease will not be treated as an asset of Tenant and neither Tenant nor any person claiming through or under Tenant (or by virtue of any statute or order of any court) will be entitled to possession of the Premises, which will be forthwith surrendered to Landlord.  Landlord will be entitled to recover damages at least in the amounts set forth in Article 31 of this Lease; however, nothing herein will limit or prejudice the right of Landlord to seek any other damages allowed by any applicable statute or rule of law.

28.

FINANCIAL STATEMENTS

28.1

If Tenant is in default of this Lease, or Landlord is proposing to convey, finance or refinance Landlord’s interest in the Land, Building or Common Areas, and Tenant is not a publicly traded entity whose financial statements are readily available to the public, then Landlord will have the right to require Tenant to furnish Landlord with financial showing

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Tenant’s financial condition as of a date not more than 90 days prior to submission to Landlord.  Landlord shall not make request more than once a year.

29.

HOLDING OVER

29.1

Tenant may not hold over after the expiration of the Term or earlier termination of this Lease without the prior written consent of Landlord (which is not subject to §35.1).  Tenant agrees that Tenant’s failure to surrender possession of the Premises at the end of the Term can and will cause actual damage to Landlord that is impracticable or extremely difficult to ascertain (including, without limitation, lost opportunities to lease the Premises, increase in the cost of improvements, lost rent and liability for Landlord’s inability to deliver timely possession of the Premises to another tenant).  Therefore, if Tenant holds over after the Term without the prior written consent of Landlord, then Tenant will become a Tenant at sufferance only and will continue to perform each and every term, condition and covenant of this Lease during any such period of holding over; except that, in lieu of damages to which Landlord may be entitled hereunder, Landlord may elect to have Tenant pay Landlord liquidated damages in an amount equal to 150% of the Total Monthly Rent payable by Tenant to Landlord in the last complete month of the Term, for each month or portion thereof that Tenant so holds over.

29.2

If Landlord consents to Tenant’s holding over after the expiration of the Term or earlier termination of this Lease, then the tenancy will continue from month-to-month upon the same terms, conditions and covenants contained in this Lease, except that for each month or portion thereof that Tenant so holds over, Tenant will pay to Landlord rent equal to 150% of the Total Monthly Rent payable by Tenant in the last complete month of the Term.

29.3

The foregoing provisions of this Article are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, without limitation, the right to bring an action for unlawful detainer.  Landlord’s acceptance of rent after expiration or earlier termination of this Lease, or during any such period of holding over will not be construed as a renewal or extension of this Lease.  Notwithstanding anything to the contrary contained in this Lease, Tenant will not be entitled to any parking discounts during any such period of holding over.

30.

DEFAULT

30.1

The occurrence of any of the following events will constitute a default of this Lease by Tenant:

(a)

Tenant’s failure to pay when due any Basic Monthly Rent, Tax Rent, Operating Expense Rent, Capital Expense Rent, Additional Rent or any other payment within 10 days following the date due Landlord under this Lease;

(b)

Any default set forth in Article 27 of this Lease; or

(c)

Tenant’s failure to observe or perform any express or implied covenant or provision of this Lease, other than those specified in subparagraphs (a) and (b), above, within 30 days after receipt of notice from Landlord; however, if more than 30 days are reasonably required to so observe or perform, then Tenant will not be in default so long as Tenant commences observance or performance within said 10 day period and diligently prosecutes same to completion.

30.2

Any notice of default Landlord is required to give Tenant hereunder and any notice Landlord may be required to give pursuant to California Code of Civil Procedure §1161, et seq. (or any similar law now or hereafter in effect) may be satisfied by a single notice inclusive of the requirements of both this Article and statutory law.

30.3

Landlord will be in default of this Lease if Landlord fails to observe or perform any material covenant or provision of this Lease that Landlord is required to so observe or perform within 30 days after receipt of written notice from Tenant to Landlord specifying the nature of such failure; however, if more than 30 days are reasonably required to so observe or perform, then Landlord will not be in default so long as Landlord commences observance or performance within said 30 day period and diligently prosecutes same to completion.  Tenant acknowledges that the Premises do not constitute a “Dwelling Unit” or “Dwelling” as the term is used in California Civil Code §1940, et seq.  Tenant waives any right to make repairs at Landlord’s expense pursuant to California Civil Code §1942 or any similar law, statute or ordinance.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

31.

REMEDIES

31.1

If Tenant is in default of this Lease, then Landlord may avail itself of any remedies under law, Landlord’s election of any particular remedy to be at Landlord’s sole discretion, without obligation under §35.1.  Landlord may elect to avail itself of the remedy described in California Civil Code §1951.4, in which case this Lease will continue in full force and effect after Tenant’s breach and abandonment, and notwithstanding anything to the contrary contained in Article 26, Tenant will thereafter have the right to sublet or assign this Lease subject only to reasonable limitations.  If Landlord does not elect to avail itself of the remedy described in California Civil Code §1951.4 and Tenant either breaches this Lease and abandons the Premises before the end of the Term, or Tenant’s right to possession is terminated by the Landlord because of a breach of this Lease, then this Lease will terminate, and Landlord will recover from Tenant the following:

(a)

The worth at the time of award of the unpaid rent which had been earned at time of termination;

(b)

The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c)

The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(d)

Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom (including, without limitation, any costs of obtaining mitigating rental income, such as excused rent, brokerage commissions, Tenant improvements, parking concessions, lease takeovers, cash payments, advertising, moving costs or any other cost or Tenant concession related to the re-leasing of the Premises upon the default of Tenant).

The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b), above, will be computed by allowing interest at the rate specified in §35.11 of this Lease, compounded monthly; and the “worth at the time of award” of the amounts referred to in subparagraph (c), above, will be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus 1%.

31.2

Tenant waives any equity of redemption and any right to relief from forfeiture as provided by California Code of Civil Procedure §1179 (or any other similar applicable statute, regulation or law now or hereafter in effect).

31.3

Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of or the relationship created by, this Lease, will be collectible only out of Landlord’s interest in the Building and no personal liability is assumed by or will at any time be asserted against Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant.

32.

ATTORNEYS’ FEES

32.1

In any action brought by either Landlord or Tenant against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party will recover from the other party all reasonable costs and attorneys’ fees of such action (including those incurred either prior to such action in the proposed resolution or contemplation of such action, in a prior unlawful detainer action rendered moot by Tenant’s vacancy, in the maintenance or enforcement of any judgment resulting from said action, or in the appeal from any such judgment), whether such costs were incurred or services were performed by in-house or outside counsel.

33.

WAIVER OF JURY TRIAL

33.1

To the fullest extent now or hereafter permitted by law, Landlord and Tenant each hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

and/or hearing brought by either Landlord against Tenant, or Tenant against Landlord, as to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, any claim of injury or damage, or the enforcement of any remedy under any law, statue, or regulation, emergency or otherwise, now or hereafter in effect.  Notwithstanding the foregoing, Landlord and Tenant agree that this waiver will not be effective where the legal effect of such waiver would be to invalidate in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded thereunder.

34.

NOTICE

34.1

Notice will be given to Tenant at the Premises.  Notice will be given to Landlord at the Notice Address for Landlord.  Either party may, by written notice to the other, specify a different address for notice purposes.

34.2

In order to prevent disputes concerning the giving of notice, if any provision of this Lease (or addenda or amendments thereto) requires “notice” to be given, for either party to “notify” the other, or otherwise refers to “notification,” then such notice will be made in writing and be given by either personal delivery, certified mail or a nationally recognized overnight courier service, in each case delivery to be evidenced by a signed receipt therefor.  Notice may also be given by facsimile transmission, provided the party to whom the transmission is addressed acknowledges actual, legible receipt by executing a copy of the transmission (or a receipt for same) and returning a copy of same to the sender, by facsimile transmission or otherwise.  Notices will be deemed effective at the time of delivery, as confirmed by said signed receipts.  If either party fails or refuses to accept delivery by certified mail or overnight courier service, or refuses to execute a receipt evidencing delivery, then notice may be given by first-class mail and will be deemed effective 2 business days after mailing.

34.3

The term “notice” does not include any bills, invoices, rent statements or statement of any other charges or sums due from Tenant to Landlord.

35.

MISCELLANOUS

35.1

Reasonableness.  Except as may be otherwise specifically provided in this Lease, wheresoever and whenever Landlord’s or Tenant’s discretion or consent is required under this Lease, Landlord and Tenant agree that such discretion will be reasonably exercised and that such consent will not be unreasonably withheld or delayed.

35.2

Rules and Regulations.  Tenant will faithfully observe and comply with the Rules and Regulations attached hereto as Exhibit C, and all reasonable and nondiscriminatory modifications or additions thereto made by Landlord from time to time.

35.3

Conflict of Laws.  This Lease is governed by and construed under the laws of the State of California.

35.4

Venue.  Any lawsuit brought by Tenant against Landlord will be filed in a court of competent jurisdiction for the county in which the Building is located.

35.5

Joint and Several Liability.  If more than one person or entity are defined as “Tenant,” each will be jointly and severally liable for keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant.  Notice from or to any one person or entity defined as Tenant given in compliance with Article 34 will be deemed to be effective with respect to every other person or entity defined as Tenant, with the same force or effect as if each such person or entity had so given or received such notice.  Any act or signature by any one person or entity executing this Lease as Tenant concerning the tenancy under this Lease (including, without limitation, any renewal, extension, expiration, termination or modification of this Lease) will be binding upon every other person or entity defined as Tenant with the same force and effect as if each person or entity had so acted or signed.  Any refund to any one person or entity defined Tenant will be deemed given to every other person or entity defined as Tenant, as if each such refund had been collectively made to all persons or entities defined as Tenant.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

35.6

Successors and Assigns.  Except as otherwise provided in this Lease, each covenant, condition and provision of this Lease will be binding upon and will inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

35.7

Relinquishment of Possession.  The voluntary or involuntary relinquishment of possession of the Premises by Tenant to Landlord, or a mutual cancellation of this Lease by both Tenant and Landlord, will at the option of Landlord operate as an assignment to Landlord of any or all subleases or subtenancies and no merger will be effected.

35.8

Performance by Tenant.  If Tenant fails to perform any act to be performed by Tenant hereunder other than payment of money to Landlord and such failure continues for 10 days after Tenant’s receipt of notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any obligation, perform any such act and all costs incurred by Landlord, together with interest thereon at the rate specified in §35.11 of this Lease from the date of such payment by Landlord, will be payable by Tenant to Landlord.

35.9

Definition of Landlord.  The term “Landlord” as used in this Lease will be limited to mean and include only the owner at the time in question of the fee or leasehold interest under a ground lease of the Land.  If Landlord transfers, assigns or otherwise conveys any such title or leasehold, Landlord will be automatically freed and relieved of all liability with respect to the performance of any covenants or obligations in this Lease to be performed from and after the date of such transfer, assignment or conveyance, except as may be provided in §7.3.

35.10

Waiver.  The waiver by Landlord of any breach of any term, covenant or condition of this Lease will neither be deemed a waiver of any concurrent or subsequent breach of the same or any other term, covenant or condition of this Lease, nor will any custom or practice that may develop between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect the right of Landlord to require strict performance by Tenant.  The acceptance of rent or any sum hereunder by Landlord does not waive any breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay such rent or sum, regardless of Landlord’s knowledge of such breach at the time of acceptance.

35.11

Interest.  Wheresoever required in this Lease, and in lieu of the legal rate to be used in the computation of any interest owed Landlord in any judgment or award of the court, interest will be compounded monthly and charged at a rate equal to 10% per annum.  Tenant hereby agrees that the use of such interest rate herein will not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family or household purposes within the meaning of the California Constitution, Article 15, §1.

35.12

Terms, Headings and Print.  The words “Landlord” and “Tenant” include the plural as well as the singular.  Words used in any gender include other genders.  The article and section headings are not a part of this Lease, and such headings and any use of boldface, italics or underlining are for convenience only, and will not affect the construction or interpretation of this Lease.

35.13

Time.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

35.14

Entire Agreement.  This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement or understanding, oral or written, expressed or implied, pertaining to any such matter will be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing executed by both Landlord and Tenant or their respective successors in interest.  The parties acknowledge that all prior agreements, representations and negotiations concerning the subject matter of this Lease, or collateral thereto, are deemed superseded by the execution of this Lease to the extent they are not incorporated herein and that this agreement will be deemed to be integrated.

35.15

Severability.  Any provision of this Lease that proves to be invalid, void or illegal will not affect, impair or invalidate any other provisions hereof, and such other provisions will remain in full force and effect.

35.16

Recording.  Tenant may not record this Lease or a short form memorandum thereof without the written consent of Landlord.  Any recording without Landlord’s written consent is a material breach of this Lease.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

35.17

Duplicate Originals.  If there is any variation or discrepancy between duplicate original documents held by Landlord and Tenant, then the duplicate original held by Landlord will be deemed controlling.

35.18

Building Name.  Tenant will not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises.  Landlord may, without liability to Tenant for any damage or injury, whatsoever, to change the name or street address of the Building.

35.19

Quiet Possession.  Except as otherwise provided in this Lease, Tenant, upon paying the rents reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, will have quiet possession of the Premises for the entire Term.

35.20

Cumulative Remedies.  No remedy or election hereunder will be deemed exclusive and, wherever possible, each remedy will be cumulative with all other remedies.

35.21

Examination and Delivery of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option to Lease and is not effective as a Lease or otherwise, or a binding legal instrument until execution and delivery by all parties.  Prior to execution and delivery by all parties, this Lease is neither legally binding nor effective.

35.22

Confidentiality.  Tenant agrees to keep the terms of this Lease confidential and will not disclose same to any other person not a party hereto without the prior written consent of Landlord; however, Tenant may disclose the terms hereof to Tenant’s accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant’s business purposes.  Tenant agrees that a breach of this Article will cause irreparable injury to Landlord and Landlord will be entitled, together with all other remedies in law or equity available to Landlord, to injunctive relief to restrain such breach.

35.23

Agreed Figures.  All figures set forth in this Lease represent negotiated sums and percentages and are conclusive as between Landlord and Tenant.

35.24

Measurement of Premises.  The usable area of the Premises has been measured consistent with the American National Standard Institute Publication ANSI Z65.1 - 1996 (“BOMA”).  The rentable area of the Premises and Building include a factor of 15.63% for those Common Areas on the floor containing the Premises and for those Common Areas that generally serve rentable areas of the Building (such as the Ground Floor Lobby), and exclude those areas designated exclusively as storage space.  The Premises shall not be remeasured during the Term.

36.

OPTION TO RENEW

36.1

Tenant shall have one (1) option (the “Renewal Option”) to renew this Lease for the entire Premises for one (1) additional term of five (5) years (the “Renewal Term”) upon the following express terms and conditions:

(a)

Tenant shall not be in default of this Lease notwithstanding any applicable cure periods or notices;

(b)

Tenant shall have provided Landlord with a written notice of Tenant’s intent to exercise the Renewal Option no less than nine (9) months nor more than twelve  (12) months prior to the expiration of the Initial Term;

(c)

Tenant shall continue in the Premises upon the same terms, covenants, conditions, provisions and agreements as in this Lease, except that:

(i)

Tenant’s Basic Monthly Rent shall be that be that amount determined by multiplying the rentable square footage of the Premises by the “Fair Market Rate” per rentable square foot, including annual escalations, for the leasing of comparable space in the Comparable Buildings (as defined below).

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

(ii)

Tenant shall continue in the Premises in its then “AS IS” condition, and Landlord shall not be required to make any improvements to the Premises as a condition to the exercise of the Renewal Option.

(iii)

The Base Year shall be adjusted to calendar year 2012 effective as of the commencement of the Renewal Term.

(d)

If Tenant exercises its Renewal Option, then on or before six (6) months prior to the expiration of the Initial Term Landlord shall provide to Tenant Landlord’s determination of the Fair Market Rate.  If Tenant does not agree with Landlord’s determination of the Fair Market Rate, Tenant shall so notify Landlord, which notice shall specify Tenant’s determination of the Fair Market Rate, and the parties shall negotiate the Fair Market Rate until the parties reach agreement or the date (the “Outside Agreement Date”) which is five (5) months prior to the expiration of the Initial Term.  If the parties have not reached agreement by the Outside Agreement Date, then within five (5) days after the Outside Agreement Date, each of the parties shall submit its final determination of the Fair Market Rate, and such final determination shall be deemed to constitute each of Landlord’s and Tenant’s proposed Fair Market Rate for purposes of the arbitration of the Fair Market Rate in accordance with this § 36, and the determination of Fair Market Rate shall then be resolved by arbitration in accordance with this § 36.

(e)

Tenant’s exercise of this Renewal Option will be documented in an amendment to this Lease prepared by Landlord and to be executed and delivered by each party; however, completion of this amendment is not a condition of the effectiveness of this Option.

36.2

The right to extend the Lease by exercising the Renewal Option is personal to Tenant and may only be exercised by the original Tenant named in §1.1(c) or an Affiliate Transferee of such Tenant who is still in possession of the entire Premises.

36.3

For purposes of this Lease, the term “Fair Market Rate” shall mean the Basic Monthly Rent per rentable square foot that a landlord would accept in a lease transaction from a renewing non-equity tenant (that is not affiliated with Landlord) of comparable credit-worthiness, for comparably sized, comparably located, non-subleased, non-encumbered, non-expansion space of comparable quality that is improved (or will be improved to the extent required herein), for a comparable use for a comparable term commencing within six (6) months before or after the commencement of the applicable Renewal Term (“Comparable Transactions”), subject to the following:

(a)

If there are at least two (2) Comparable Transactions in the Project, then the Fair Market Rate shall be determined considering only those Comparable Transactions in the Project.

(b)

If there are not at least two (2) such Comparable Transactions in the Project, then such determination shall be made further considering what comparable landlords of "Comparable Buildings" have accepted in Comparable Transactions.  “Comparable Buildings" means those commercial office buildings of a comparable size and class, and located in the Marina del Rey, West Los Angeles, Howard Hughes Center and Playa Vista areas (the "Market Area").

(c)

Although determination of Fair Market Rate shall be limited to determination of the Basic Monthly Rent per rentable square foot, in comparison of Comparable Transactions appropriate consideration shall be given to, and the Fair Market Rate shall be adjusted accordingly for, all of the following:  the ratio of rentable to usable area; whether rent is based upon usable or rentable area; whether additional rent is determined on a net or gross basis and, if gross, whether such increases are determined according to an expense stop or a base year; the extent to which the premises that are the subject of Comparable Transactions are or have been obligated to be improved (or whether the landlords in the Comparable Transactions have provided construction allowances therefor), as compared to the extent to which the Premises are or will be improved by Landlord (or whether Landlord will be providing to Tenant a construction allowance therefor), below; free or reduced rent, construction allowances; and, all other relevant economic terms in the Comparable Transactions that are of a type customarily granted by landlords to tenants of Comparable Buildings, but excluding any consideration of the extent to which a brokerage commission was payable.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

(d)

The Fair Market Rate as determined after considering those factors set forth in subparagraph (c) may be a single rate applicable to the entire term or include such increases or indexing during the term as may be appropriate; provided, however, that the Fair Market Rate as determined after considering those factors set forth in subparagraph (c) shall result in Basic Monthly Rent that is payable in each and every month during the applicable term, without any periods of full or partially excused rent.

36.4

If arbitration is required to determine the Fair Market Rate, then the parties shall proceed as follows:

(a)

Each arbitrator appointed hereunder shall be a licensed real estate professional who shall have been active over the ten (10) year period immediately prior to the date of such appointment in the leasing of comparably sized first-class commercial office properties in the Market Area and who does not then represent or act and has not in the prior three (3) years represented or acted directly on behalf of either of the parties or their respective Affiliates.  Nothing herein shall be deemed to disqualify any licensed broker or salesperson that has solely represented a tenant in a transaction in which Landlord or any of its Affiliates was the landlord (notwithstanding any fiduciary duties owed the landlord in such transaction), provided that such broker or salesperson is not then actively negotiating on behalf of a tenant for the leasing of premises from Landlord or any of its Affiliates.

(b)

If Landlord and Tenant cannot agree to a single arbitrator within ten (10) business days, then Landlord and Tenant shall each appoint one (1) arbitrator within such ten (10) business day period; however, if one (1) party fails to timely appoint an arbitrator, then the determination shall be made by the sole appointed arbitrator.

(c)

If a sole arbitrator is not agreed upon or deemed selected, then the two (2) qualified arbitrators so appointed shall, within ten (10) business days thereafter, appoint a third (3rd) arbitrator having the same minimum required qualifications; however, if the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator within said ten (10) business day period, then upon application thereafter by either Landlord or Tenant prior to any appointment thereof, the third (3rd) arbitrator shall be appointed by application to the nearest geographically located office of JAMS, subject to such arbitrator having the qualifications set forth in subparagraph (a), above.

(d)

The determination of the arbitrator(s) shall be limited solely to the issue of whether Landlord’s or Tenant’s proposed Fair Market Rate is closer to the actual Fair Market Rate for the premises in question.  The arbitrator(s) shall have no authority to issue any decision other than the selection of either Landlord’s or Tenant’s proposed Fair Market Rate.

(e)

Within ten (10) business days after the appointment of the last arbitrator, Landlord and Tenant may each submit to the arbitrators in writing (with a copy thereof to the other party) any facts or arguments supporting their respective proposed Fair Market Rate.  Within five (5) business days after the expiration of said ten (10) business day period, either party may submit to the arbitrators in writing (with a copy thereof to the other party) any rebuttal to the other party’s submitted facts and arguments.  Nothing herein shall be deemed to restrict the arbitrators from consideration of facts and/or arguments in addition to those submitted by each party that are within the personal knowledge of the arbitrator.

(f)

A majority of the arbitrator(s) shall, within thirty (30) days after the receipt of any such rebuttals, reach a decision consistent with subparagraph (d), above, and shall notify Landlord and Tenant thereof in writing.  The decision of the arbitrator(s), if consistent with subparagraph (d), shall be binding upon both Landlord and Tenant.

(g)

Each party shall bear the costs and fees of any arbitrator appointed solely by such party (unless such arbitrator is the sole appointed arbitrator), and each party shall otherwise bear one-half of the costs and fees of any other arbitrators.

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

LANDLORD AND TENANT EXECUTE THIS LEASE AS FOLLOWS.

PEACE ARCH LA, INC., A CALIFORNIA CORPORATION

By:                   /s/ John Flock

Print:                  John Flock

Title:                   President

MARINA AIRPORT BUILDING, LTD.,
BY:  TRIZEC HOLDINGS, INC.,

By:              /s/ Anthony J. Manos

Print:              Anthony J. Manos

Title:               Sr. Vice President

By:                  /s/ Mark C. Phillips

Print:                    Mark C. Phillips

Title:             Assistant Secretary

BY:  ALTA GROUP GP, LLC

By:                      /s/ Jona Goldrich

Print:                          Jona Goldrich

Title:

FOR LANDLORD’S OFFICE USE, ONLY – NOT A PART OF THIS DOCUMENT
Sequence No. 1: ______________________	Sequence No. 2: ______________________	Sequence No. 3: ______________________

Peace Arch REG

[2/21/2007] (ver.4)

ex0424.doc

EXHIBIT A – LOCATION PLAN

Suite: 710
Rentable: 4,193 sf
TELE/ ELEC
JAN
MEN
WOMEN
TELE / ELEC.
DN
UP
A
B
E
F
1
2
3
4
5
6
7

Marina Towers North

4640 Admiralty Way, Marina del Rey California 90292-6695
Trizec Properties Inc. (310) 821-0777

Floor 7

February 1, 2004
* Denotes Asbestos Abated Suite

0 5 10 20 30 40 50

\\trizec.trz.com\dfsroot\leases\Revdata\GRFX\Mn-07.rsd www.REvision.com 8/15/2006 2:53:22 PM

EXHIBIT B – LEGAL DESCRIPTION

The real property commonly known as 4640 through 4676 Admiralty Way, Marina Del Rey, California, and more particularly described as:

That real property constituting those portions of parcels 692 to 698 inclusive, in the County of Los Angeles, State of California, as shown on Los Angeles County Assessor’s Map No. 88, filed in Book 1 Pages 53 to 70 inclusive of Assessor’s Maps, in the Office of the County Recorder of said County.

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EXHIBIT C – RULES AND REGULATIONS

1.

The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls may not be obstructed or used for any purpose other than ingress and egress.  The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building may not be covered or obstructed by Tenant, nor may any bottles, parcels or other items be placed on the windowsills.  Tenant may not throw anything out of doors, windows or skylights or down the passageways.

2.

No awnings or other projection will be attached to the outside walls of the Building.  No sign, advertisement or notice will be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant may not place any radio or television antenna on the roof or on any part of the inside or the outside of the Building, other than the inside of the Premises, without the prior written consent of the Landlord.

3.

No curtains, blinds, shades or screens will be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s approved window coverings.  Neither the interior nor exterior of any windows will be coated or otherwise sun-screened without the express written consent of Landlord.  All electric ceiling fixtures hung in offices or spaces along the perimeter of the Buildings must be fluorescent, of a quality type, design and bulb color approved by Landlord.  Tenant will keep all window coverings closed when the Building air conditioning, heating and ventilation systems are in operation, and Landlord will not be responsible for variance in room temperatures caused by Tenant’s failure to comply with this Rule.

4.

Signs on doors that are in the Common Areas or visible from the Common Areas, and directory tablets or listings in the lobby or other Common Areas of the Building are: (a) provided exclusively for the display of a single business name for Tenant, only, and Landlord reserves the right to exclude any other names therefrom, (b) will be inscribed, painted or affixed for Tenant by the Landlord at the expense of Tenant, and (c) will be of a number (at least two directory strips for Tenant), size, color and style prescribed by Landlord.  All doors opening onto public corridors will be kept closed, except when in use for ingress and egress.

5.

The water and wash closets and other plumbing fixtures may not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances will be thrown therein.

6.

Tenant may not mark, paint, bore or drill into, or in any way deface any part of the Premises or the Building, or string any wires.

7.

The laying of linoleum or other similar floor coverings will be permitted only with the prior written consent of the Landlord and as the Landlord may direct.  Tenant will place particle boards or plastic chair mats under all desk or secretarial chairs.  Said mats will be provided and maintained at Tenant’s cost and expense.

8.

No bicycles or vehicles of any kind may be brought into, stored or kept in or about the Premises.  There may not be used in any space, or in the Common Areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards or such other material handling equipment as Landlord may approve.

9.

No birds, pets or animals of any kind may be brought into or kept in or about the Premises, except for service animals assisting Tenant’s employees or visitors.

10.

No cooking may be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees will be permitted, provided the power requirement does not exceed that amount that can be provided by a 30 amp circuit.  Tenant may not cause or permit any unusual or objectionable odors to be produced or permeate the Premises or the Building.  No vending or similar machines may be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.

The Premises may not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes or Tenant’s use of the Premises as set forth in this

1

Lease.  Tenant may not occupy or permit any portion of its Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau.

12.

Tenant may not use the Premises as a location to pay employees working outside the Premises, or advertise for laborers giving an address at the Premises.

13.

The Premises may not be used for lodging or sleeping or for any illegal purposes.

14.

Tenant may not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building, or neighboring buildings or Premises, or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way.  Tenant may not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises that may be heard outside the Premises, or operate any electrical device from which may emanate electrical waves that may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without the Landlord prior written consent.

15.

No additional locks or bolts of any kind may be placed upon any of the doors or windows by Tenant, and no change may be made to existing locks or the mechanism thereof.  Tenant must, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by Tenant.  If Tenant loses any keys, then Tenant will pay to the Landlord the cost of replacing the keys or changing locks, if Landlord deems it necessary.

16.

All moving of safes, freight, furniture, or bulky matter of any description requiring the use of the Building’s elevators must take place between the hours of 9:00 - 11:30 a.m. and 1:30 - 4:15 p.m. Monday through Friday (exclusive of holidays).  The moving of safes, other fixtures, equipment or bulky matter of any kind must be made upon previous notice to the management of the Building and under its supervision, and the persons employed by Tenant for such work must be acceptable to the Landlord.  If additional expenses are incurred by Landlord by reason of moving Tenant’s safes, other fixtures, equipment or bulky matter of any kind, such expenses will be borne by Tenant.  The scheduling of moves of Tenant’s furniture and equipment into or out of the Building is subject to the reasonable discretion of Landlord.  The person employed to move such equipment in or out of the Building must be acceptable to Landlord.  Landlord will not be responsible for loss of, or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

17.

Tenant may not place a load upon any floor of the Premises that exceeds the load per square foot which such floor was designed to carry and that is allowed by law.  Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building.  Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant that cause noise or vibration that may be transmitted to the structure of the Building, or to any space therein, to such a degree as to be objectionable to Landlord, or to any tenants in the Building, will be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The Landlord reserves the right to inspect all safes, freight or other bulky items to be brought into the Building and to exclude from the Building all safes, freight or bulky items that violate any of these Rules and Regulations or this Lease.

18.

Tenant may not purchase janitorial, maintenance or other like services from any company or persons not approved by the Landlord, so long as the company or persons approved by Landlord provide such services at a reasonable cost.  Any persons employed by Tenant to do janitorial work, will, while in the Building and outside of the Premises, be subject to and under the control and direction of the management of the Building (but not as an agent or servant of the Landlord), and Tenant will be responsible for all acts of such persons.  No such person will be allowed in the Building between 6:00 p.m. and 8:00 a.m. on Mondays through Fridays and at all hours on Saturdays, Sundays and legal holidays.

19.

Landlord will have the right to prohibit any advertising by Tenant that, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as an office Building and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

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20.

The Landlord reserves the right to exclude from the Building on Mondays through Fridays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who have not received clearance as a result of a written request from Tenant or who do not present a pass to the Building signed by the Landlord.  The Landlord will furnish passes or, at Landlord’s option, clearances to persons for whom Tenant requests the same in writing.  Landlord will not be liable for damages caused by any error with regard to any person’s admission to or exclusion from the Building.

21.

The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual.  Employees of Landlord may not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22.

Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate to prevent the same.

23.

No air conditioning unit or other similar apparatus may be installed or used by Tenant without the written consent of Landlord.  Tenant may not connect any apparatus, device, conduit or pipe to the Building’s chilled or hot water supply lines or to the air conditioning system.  Tenant’s use of electric current may never exceed the electrical capacity of the floor or Building or cause such capacity to be exceeded.  Tenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant will be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this Rule.

24.

The location of telephones, call boxes and other office equipment affixed to the Premises will be subject to the prior written approval of Landlord.  Neither Tenant nor Tenant’s servants, employees, agents, visitors, licensees or contractors may, at any time, enter the mechanical installations or facilities of the Building or adjust, tamper with, touch or otherwise in any manner affect said installation or facilities.

25.

Landlord reserves the right to exclude or expel from the Building and the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who acts in violation of these Rules and Regulations.

26.

Tenant will comply with all rules and regulations applicable to the parking garage established from time to time by the Landlord or Landlord’s parking garage operator.

27.

Tenant will store all its trash and garbage within its Premises.  Tenant may not place in any trash box or receptacle any material that cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  Tenant will be solely responsible for the disposition of any hazardous or infectious waste brought onto or generated by Tenant in the Premises.  All garbage and refuse disposal will be made in accordance with directions issued from time to time by Landlord.

28.

The word “Tenant,” as used herein, includes any subtenant or other permitted occupant of the Premises.

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EXHIBIT D – NOTICE OF ACM

4640 Admiralty Way, Marina Del Rey, California

This will serve to notify Tenant, its subtenants, employees and contractors working in the Building that an Asbestos Building Materials Survey Report has been received by Landlord that confirms the presence of ACM in the Building.

Airborne asbestos levels in buildings are much lower than those in industrial work places where serious health effects such as lung cancer and asbestosis have been observed.  However, it is important for employees to follow proper work practices to minimize the potential for disturbing ACM.

In the office areas of the Building, ACM is enclosed above the ceiling.  Normal activities may be carried on without potential of disturbing ACM.  Certain occasional activities, such as telephone installation, computer cable installation, electrical work, air conditioning maintenance, as well as many space remodeling tasks require entry into the ceiling plenum, and should only be performed by Landlord's authorized personnel who have been properly trained in procedures for working around ACM.  All other unauthorized persons should refrain from removing ceiling tiles or performing work in the above-ceiling space.

In other locations where ACM may be present, such as fire evacuation stairways and the sprayed on acoustical ceiling in the main lobby, the ACM is generally out of reach and thus unlikely to be damaged or disturbed.  If you find ACM that has been damaged, report it to your supervisor or Landlord's Building Management.  Do not disturb damaged asbestos material or debris.  Landlord has developed procedures and trained and equipped our maintenance employees to safely remedy such a condition.

ACM pose no threat to your health unless fibers become airborne due to material aging, deterioration or as the result of some damage.  Asbestos conditions may vary, and where ACM were identified in the building surveys they were generally in good condition, enclosed, encapsulated or of a type not likely to release fibers unless disturbed.  Specific locations where ACM have been found are listed below.  Any employee may review the Asbestos Material Survey Report, results of bulk sampling or air monitoring conducted in this building.  All asbestos related data is available during normal business hours at Landlord's Building Management Office.

location	TYPE of ACM
Floor 1	Fireproofing in Suite 101 and above ceiling in Main Lobby: all accessible ACM removed from Suite 102
Mezzanine	All Accessible ACM Removed
Floor 2	All accessible ACM removed, except above ceiling in corridor, elevator lobby and restrooms
Floor 3	Fireproofing in Suites 301, 302, 306, 306A, 310, and 318; all accessible ACM removed above ceiling in corridor, elevator lobby, restrooms and from Suite 303
Floor 4	Fireproofing in Suites 409, 417 and 430; all accessible ACM removed from Suites 401, 402, 402A, 406, 410 and 423 and above ceiling in corridor, elevator lobby and restrooms
Floor 5	All Accessible ACM Removed
Floor 6	All Accessible ACM Removed
Floor 7	All Accessible ACM Removed
Floor 8	All Accessible ACM Removed
Floor 9	All Accessible ACM Removed
Floor 10	All Accessible ACM Removed
Floor 11	All Accessible ACM Removed
Floor 12	All Accessible ACM Removed
Penthouse	All Accessible ACM Removed

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Asbestos Type:	Chrysotile
Fireproofing	1% - 10% ACM Content
Acoustic Ceiling	1% - 10% ACM Content
Boiler Brick	11% - 50% ACM Content

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EXHIBIT E – WORK LETTER

This Work Letter is attached to and made a part of the Lease executed concurrently herewith by and between the Landlord and Tenant. Except as otherwise provided herein, all capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

1.

CONSTRUCTION REPRESENTATIVES

1.1

With respect to matters covered by this Work Letter, Landlord shall be represented by either the Director of Construction or Senior Project Manager of Landlord’s Construction Department (“Landlord's Representative”), subject to certain limitations in such representation set forth herein.

1.2

With respect to matters covered by this Work Letter, Tenant hereby designates John Flock to be Tenant's representative (“Tenant's Representative”).

1.3

All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter shall be made between Landlord's Representative and Tenant's Representative; including any inquiries, requests, instructions or authorizations to any employee, contractor or agent of the other. Either party may change its respective representative by giving written notice to the other.

2.

LANDLORD'S WORK

2.1

Tenant shall acquire the Premises in its "as is" condition, inclusive of all defects, imperfections, mars, stains, blemishes and flaws in the existing Leasehold Improvements, and Landlord shall not be required to perform any improvements or corrections to the same, excepting to correct any latent defects in the Base Building that either: (a) are required to be corrected by governing authorities, (b) materially increase Work Costs, or (c) materially adversely affect Tenant’s enjoyment of the Premises for the Permitted Use.

2.2

All work shown on the Construction Drawings or otherwise required as a condition of obtaining permits, approvals and certificates from governing authorities necessary for construction of the work and Tenant's use and occupancy of the Original Premises or Additional Premises, shall be performed and constructed by Landlord on behalf of Tenant ("Landlord’s Work") in accordance with the provisions of this Work Letter and the Lease. Landlord’s Work shall be performed, constructed, installed, inspected and supervised in a good and workmanlike manner, free from Hazardous Materials (as currently defined in §15 of the Lease), and in compliance with all laws, and otherwise in accordance with the provisions of this Work Letter. All Landlord’s Work shall conform to the Construction Drawings and any approved modifications thereto.

3.

PERFORMANCE SCHEDULE AND DELAYS

3.1

All Work to be performed pursuant to this Work Letter (including, without limitation, preparation, review and revision of Space Plans and Working Drawings, bidding, obtaining permits, and Landlord’s Work) shall proceed and be performed in accordance with the "Construction Schedule" attached hereto as Schedule 1.

3.2

“Tenant Delay” is defined as any delay in the performance of Landlord’s Work caused by Tenant's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: failure to complete any item on the Construction Schedule for which Tenant is responsible, on or before the date specified therein; changes to Space Plans or Construction Drawings after submission to Landlord for Landlord's approval; specification of a material, finish or installation which is unavailable or requires a lead time substantially exceeding that of comparable products; failure to cooperate with Landlord or government authorities having jurisdiction over Landlord’s Work; or failure to timely make payments required hereunder. Notwithstanding the foregoing, Tenant Delay shall be excused to the extent caused by or aggravated by Landlord Delay or Force Majeure Delay.

3.3

“Landlord Delay” is defined as any delay in the performance of Landlord’s Work caused by Landlord's (or its employee's, contractor's or agent's) act or failure to act, including without limitation: failure to complete any item on the

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Construction Schedule for which Landlord is responsible, on or before the date specified therein; misrepresentation of the accuracy of base building plans furnished to Tenant’s architect; changes to the Space Plans or Construction Drawings after issuing Landlord’s approval of the same; failure to cooperate with Tenant or government authorities having jurisdiction over Tenant’s Work; or failure to timely make payments required in this Lease.  Notwithstanding the foregoing, Landlord Delay will be excused to the extent caused by or aggravated by Tenant Delay or Force Majeure Delay.

3.4

“Force Majeure Delay” is defined as any delay in the performance of Landlord’s Work resulting from an occurrence beyond the reasonable control of either Landlord or Tenant (or their respective employees, contractors or agents), including (without limitation): an act of God or the elements of nature; fire or other casualty; war, riot, insurrection, or public disturbance; a black-out or other interruption of utility service from the provider to the Building; a strike or other labor disturbance (except to the extent caused by an illegal act of Landlord); changes in government codes or regulations (or the interpretation of same); the unavailability of government permits or approvals within the time customarily available; or a general shortage of materials or supplies.  Force Majeure Delay does not include the inability of either Landlord or Tenant to meet their monetary obligations either under this Lease or in any other respect.

3.5

A claim for delay for the failure of a party to timely complete any item on the Construction Schedule for which the party is responsible will be presumed and established without any requirement of written notice; however, in all other cases (including the claim that the failure to adhere to the Construction Schedule was a result of delay of the other party or Force Majeure Delay), the party claiming delay will promptly notify the other party in writing of such claim and the nature of the delay within three (3) business days of discovery of the delay, or the delay will not be deemed effective until the 3rd business day prior to the date such notice is given.

4.

PLANS & PERMITS

4.1

Tenant has engaged View Design Studio, an architect approved by Landlord (“Tenant’s Architect”) to prepare plans showing the architectural design of the Premises, including partition layout, location of receptacles, location of major trade fixtures, and reflective ceiling plans (the “Space Plans”).  Tenant has submitted the Space Plans to Landlord for review and approval and Landlord has conditionally approved the Space Plans.  Any revisions or supplements to the Space Plans after initial approval by Landlord (and before initial submittal to Landlord of the Construction Drawings) will be subject to Landlord’s review and approval/disapproval within five (5) business days of receipt.

4.2

After the Space Plans are fully approved by Landlord and in accordance with Schedule 1, Tenant’s Architect shall prepare complete architectural plans, drawings and specifications, in a form and in such detail as is reasonably necessary to accurately construct Landlord’s Work ("Construction Drawings") in accordance with all applicable codes; including, without limitation, layout, finish and decorative work (including carpeting and other floor coverings), any proposed improvement affecting the base Building structural, mechanical, electrical, intra-Building telephone network cabling, plumbing, fire/life safety, heating, ventilation and air conditioning systems, exhaust systems, and any item will require installation of conduit, plumbing or other improvements within Common Areas or other premises. Landlord shall review and approve/disapprove of the Construction Drawings within five (5) business days of receipt. If Landlord disapproves of any portion of the Construction Drawings, Landlord shall advise Tenant of the same and the reason therefor, and Tenant shall revise the Construction Drawings accordingly and resubmit the same to Landlord for review and approval. Landlord shall review and approve/disapprove of revised Construction Drawings within three (3) business days of receipt. Review, revision and resubmission shall continue until the Construction Drawings are fully approved by Landlord.

4.3

Notwithstanding anything to the contrary contained in §4.1 and §4.2, neither Tenant nor Tenant’s Architect may include in the Space Plans or Construction Drawings any requirement that will, in Landlord’s reasonable opinion:

(a)

Be incompatible with the design, construction and equipment of the Building (including floor loading requirements);

(b)

Differ in quality or quantity from the Building standards unless said quality or quantity or exceeds the Building standards;

(c)

Impair the exterior appearance of the Building;

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(d)

Impair Landlord’s ability to maintain, operate, alter, modify or improve the Building Structure or Mechanical Systems;

(e)

Violate any applicable laws, ordinances and/or the rules and regulations of any governmental authority having jurisdiction;

(f)

Violate any applicable insurance regulations, including but not limited to any such regulation for a fire resistive Class A Building; or

(g)

Locate any of Tenant’s fixtures, furnishings or equipment (including, without limitation, communications systems) in the Common Areas (including, without limitation, telecommunications closets), and all such fixtures, furnishings and equipment will be located entirely within the Premises.

4.4

If permits are required, Landlord shall (with Tenant’s and Tenant’s Architect’s prompt cooperation and assistance) secure such permits and approvals as may be required from any governmental authority having jurisdiction. If any government authority requires alterations, modifications or supplements to the Construction Drawings, Tenant hereby agrees to promptly make such alterations, modifications or supplements necessary to obtain any required permits.

4.5

Upon completion of Landlord’s Work, Tenant’s Architect (with the assistance of Landlord’s Contractor) shall furnish Landlord with a complete set of "as-built" drawings depicting all permanent improvements in the Premises (including all Mechanical Systems), as actually constructed or installed (“As-Built Drawings”).

4.6

Landlord’s Representative’s review and approval/disapproval of Space Plan and Construction Drawings under §4.1 and §4.2, above, and any cooperation and assistance of Landlord’s Representative in the preparation thereof, is solely for the protection of Landlord’s interests in the Land, Building and Premises, and should not be construed as a waiver of any of Tenant’s or the Tenant’s Architect’s obligations under this Work Letter to prepare and modify the Space Plans and Construction Drawings in accordance with §4.3 and §4.4.  In the event any changes to the Space Plan or Construction Drawings are required due to errors or non-compliance with code requirements as a result of changes to the Space Plan or Construction Drawings required by Landlord following preparation of the same by Tenant’s Architect, then Landlord shall be responsible for the cost of further revisions to the Space Plan or Construction Drawings, as applicable.  The provisions of this §4 will apply equally to any modifications of approved and/or permitted drawings required under this Work Letter.

5.

SELECTION OF CONTRACTOR

5.1

Landlord shall submit the approved Construction Drawings to no less than three (3) independent general contractors subject to Tenant’s reasonable approval (which approval shall be provided within five (5) business days of such request) for bidding on Landlord’s Work.  Landlord may require that each contractor use Landlord’s designated subcontractors for all work pertaining to the fire and life safety and heating, ventilation, air-conditioning systems (Landlord to provide a list of said designated subcontractors in response to the written request of each such contractor), and with each subcontractors’ charges being reasonably competitive in the marketplace.

5.2

Subject to Tenant’s reasoanble approval which shall be provided within five (5) business days of such request, Landlord will select a contractor (“Landlord’s Contractor”) and enter into a written contract with Landlord’s choice of contractor, providing for payment on a progress payment basis, and otherwise on such terms and conditions as are commercially reasonable and do not otherwise violate the terms of the Lease and this Work Letter, to include a retention of not less than 10% of the total contract price (the “Retention”).  Tenant will be provided a copy of the fully executed construction contract prior to Tenant being required to furnish any access to the Premises for the performance of any of Landlord’s Work.

6.

ACCESS TO PREMISES

6.1

Tenant will provide Landlord, Landlord’s Contractor and its subcontractors with reasonable access to the Premises in order that Landlord may perform Landlord’s Work in a timely manner.  During the performance of Landlord’s Work, Tenant may install Tenant’s furnishings, fixtures and equipment (including wiring for telecommunications and computers) in the Premises (“Tenant’s Work”) subject to the following:

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(a)

Access shall be subject to, and coordinated with, the reasonable activities and construction schedules of Landlord and Landlord's Representative.

(b)

Tenant, Tenant’s contractor and its subcontractors (collectively, Tenant’s Construction Personnel”) shall comply with all reasonable rules and regulations which Landlord may, from time-to-time, establish for the performance of Tenant’s Work or other improvements in the Building, and shall otherwise be subject to the reasonable direction of Landlord or Landlord's Representative.

(c)

If the presence and/or activities of Tenant or its subcontractors unreasonably interferes with:

(i)

Landlord’s Work,

(ii)

The normal operations of the Building, or

(iii)

Causes labor difficulties,

then Landlord shall have the right to have Tenant’s Construction Personnel immediately cease work and vacate the Building, Common Areas, Original Premises or Additional Premises of personnel, equipment, materials and supplies to the extent reasonably required to eliminate any such interference.

(d)

Tenant’s Construction Personnel shall comply with all applicable laws, regulations, permits and other government approvals applicable to such entry and work in the Original Premises and Additional Premises.

(e)

Prior to any access to the Premises to perform Tenant's Work, Tenant’s Construction Personnel shall furnish Landlord with:

(i)

Certificates or other proof reasonably required by Landlord to establish that Tenant’s Construction Personnel are in compliance with the Insurance Requirements set forth in Schedule 2, attached hereto;

(ii)

A copy of the fully executed construction contract between Tenant and its contractor and subcontractors (or other written authorization from Tenant for any subcontractor to proceed with work); and

(iii)

A copy of the contractor's license for each of Tenant’s contractor and subcontractors.

(f)

Neither Landlord’s Contractor nor Tenant’s contractor (and their respective subcontractors) shall be subject to charge for parking, utilities, heating, ventilation, and air-conditioning (during business hours), security (unless access to other tenants’ premises is required) or use of the freight elevator in the performance of their respective work; provided, however, that if in Landlord’s reasonable opinion the moving of any bulky or heavy items that may exceed the size or weight capacity of the freight elevator reasonably requires the assistance of or monitoring by Landlord’s elevator service provider, then the costs incurred by Landlord’s Contractors shall be a Work Cost. Each party’s respective contractors shall furnish trash removal as part of their services, which removal for Landlord’s Contractor shall be a Work Cost.

7. WORK COSTS

7.1

As used in this Work Letter, the term "Work Costs" means:

(a)

All design and engineering fees incurred in connection with the preparation and review of the Space Plans, Construction Drawings and the processing of the same by governing authorities;

(b)

Any reasonable fees incurred by Landlord in having Landlord's architect and/or engineer review, test or inspect the Space Plans, Construction Drawings or Landlord’s Work;

(c)

Governmental agency plan check, permit and other fees applicable to Landlord’s Work;

(d)

Increased costs to Landlord’s Work (if any) caused by changes in the approved Space Plans or approved Construction Drawings by Tenant;

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(e)

The cost of any improvements, modifications, additions or alterations to Fire and Life Safety Systems within the Premises required by any government or regulatory agency or authority having jurisdiction over Landlord’s Work.

(f)

Sales and use taxes applicable to Landlord’s Work;

(g)

Material and labor costs incurred in making Landlord’s Work;

(h)

General conditions and contractor’s fees; and

(i)

A Supervision Fee payable to Landlord in accordance with Schedule 3, attached hereto.

7.2

The Construction Allowance, if any, will be first applied toward items (d) and (i) of Work Costs, and then applied toward the payment of any other items that are Work Costs.  If the Work Costs are estimated to exceed the Construction Allowance or the Construction Allowance has been exhausted, then Tenant shall pay all such excess Work Costs on a progress payment basis, as follows.  On or before the performance of any Work, Tenant shall deposit with Landlord any Work Costs to the extent that such Work Costs are reasonably estimated to exceed the Construction Allowance (if any) (“Tenant’s TI Contribution”).  Landlord shall retain Tenant’s TI Contribution and promptly disburse the same to Landlord’s Contractor, subject to the remaining provisions of this §7.  Any Tenant’s TI Contribution deposited by Tenant with Landlord which remain unused after completion of the Work, and which are not subject to any claim by Landlord, Landlord’s Contractor, or any subcontractor (or their respective providers of any labor or materials used or expended in the performance of the Work), shall be promptly returned to Tenant.

7.3

No payment of any Work Costs shall be made by Landlord (from the Construction Allowance, if any, or funds deposited by Tenant) unless and until Landlord has received factually correct invoices for the same, Landlord has confirmed that such work has been performed in accordance with this Work Letter and the Lease, and Landlord has received appropriate lien releases from Landlord’s Contractor and all subcontractors and suppliers (including a conditional lien release for any current application for payment, accompanied by an unconditional lien release for any prior application for payment for which payment has been made).

7.4

Under no circumstances will Landlord be required to pay any Retention to Tenant or Tenant’s contractors unless and until Tenant or Tenant’s contractor furnishes Landlord with:

(a)

The permit card with all final inspector sign-offs completed;

(b)

A certificate of occupancy (if required by law);

(c)

A copy of the recorded Notice of Completion;

(d)

The As-Built Drawings;

(e)

The air balance report;

(f)

The punchlist showing Tenant has approved all corrections set forth therein;

(g)

Guarantees, warrantees and operation manuals for all Mechanical Systems or other trade fixtures installed in the Premises; and

(h)

All unconditional lien releases.

8.

PUNCHLIST REPAIRS

8.1

Within 30 days after the completion of Landlord’s Work, Tenant shall give Landlord written notice of any claimed deficiencies in the Leasehold Improvements. Within 10 business days after receipt of such notice (or upon any other mutually agreeable date), Landlord shall cause corrective work that is required to be begun, and diligently prosecute same to

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completion. Notwithstanding the foregoing, Landlord shall not be responsible for correcting any damage caused to the Leasehold Improvements by Tenant or its employees, contractors or agents in connection with the Tenant's move into the Additional Premises or any other reason other than the fault of Landlord, Landlord's Representative or Landlord’s Contractor (and their respective employees, contractors or agents). Except for latent defects in the materials and workmanship of Landlord's Work (which are subject to Landlord’s Contractor’s 1-year warranty that Landlord will use commercially reasonable efforts to enforce for the benefit of Tenant), if Tenant fails to give Landlord notice of any patent deficiency as provided herein, then Tenant shall be deemed to have accepted the Leasehold Improvements inclusive of such deficiency and waived any right to corrective work with respect to the same.

8.2

The repair of punch-list items while Tenant is in occupancy of the Premises is a normal and foreseeable event in the course of construction, and there shall be no liability of Landlord or Landlord's Representative for abatement of rent or injury to or interference with Tenant's business, fixtures, appurtenances, or equipment, which commonly occurs as a result of the normal making of any of the repairs or corrections contemplated herein.

SCHEDULE 1 – CONSTRUCTION SCHEDULE

Each party shall perform the following on or before the dates indicated:

TASK	DUE DATE
Tenant delivers proposed Space Plans to Landlord:	Completed
Tenant delivers proposed Construction Drawings to Landlord:	October 31, 2006
Landlord submits approved Construction Drawings to contractors for bidding:	November 2, 2006
Landlord reviews bids with Tenant:	November 15, 2006
Tenant selects contractor	November 16, 2006
Landlord commences construction:	5 business days after the later of (i) receipt of permits or (ii) the full execution and delivery of this Lease by Landlord and Tenant

SCHEDULE 2 –INSURANCE REQUIREMENTS

The following are the standard types, amounts and forms of insurance required under the General Subcontract Conditions.  The policies of insurance will be in such form and will be issued by such company or companies as may be satisfactory to Landlord’s Representative.

WORKERS COMPENSATION

As required by any applicable law or regulation or statute and to include coverage for the state in which the project is located and the states in which any subcontractor is domiciled.

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GENERAL LIABILITY

Tenant’s contractor and each subcontractor will carry comprehensive general liability insurance, including personal injury, owner’s and contractor’s protective liability, explosion, collapse and underground damage liability endorsement (commonly called S, C and U hazard), products, completed operations, blanket contractual and broad form property damage coverage, naming Landlord (and Landlord’s property manager and Landlord’s Representative, if not Landlord) as additional insureds, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses, of not less than the following limits:

(a)

If the total cost of the contract (or subcontract, as applicable) is $20,000 or less, coverage in an amount of not less than $1 million combined single limit per occurrence;

(b)

If the total cost of the contract (or subcontract, as applicable) is more than $20,000, but not more than $150,000, coverage in an amount of not less than $2 million combined single limit per occurrence; and

(c)

If the total cost of the contract (or subcontract, as applicable) is $150,000 or more, coverage in an amount of not less than $5 million combined single limit per occurrence.

Notwithstanding the foregoing, coverage required under subparagraphs (b) or (c), above, may be satisfied by a combination of not less than $1 million primary coverage, plus excess insurance up to the applicable limit.

AUTOMOBILE LIABILITY

Tenant’s contractor and each subcontractor will carry automobile liability insurance, including owned, non-owned, leased and hired car coverage, naming Landlord (and Landlord’s property manager and Landlord’s Representative, if not Landlord) as additional insureds, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses, in an amount of not less than $1 million combined single limit per occurrence.

GENERAL REQUIREMENTS

Prior to commencement of work Tenant’s contractor and each subcontractor will submit to Landlord certificates of insurance showing the required insurance.  If the coverage expires prior to completion of the work, then Tenant’s contractor and each subcontractor will submit replacement certificates of insurance to Landlord prior to the expiration of such coverage.  All certificates will provide that there will be no cancellation, material modification or reduction of coverage without reasonable written notice to Landlord.

SCHEDULE 3 – SUPERVISION FEE

The Supervision Fee will be two percent (2%) of items (g) and (h) of the Work Costs (excluding this Supervision Fee).

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